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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
Amphenol Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2008 ANNUAL MEETING and PROXY STATEMENT
CORPORATION
AMPHENOL CORPORATION 358 HALL AVENUE P.O. BOX 5030 WALLINGFORD, CONNECTICUT 06492-7530

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TIME

11:00 a.m., Wednesday, May 21, 2008

PLACE

Corporate Headquarters
358 Hall Avenue
Wallingford, CT 06492

AGENDA

1.
To elect two directors for terms to expire at the 2011 Annual Meeting of Stockholders.

2.
To ratify the appointment of Deloitte & Touche LLP as independent accountants.

3.
To ratify and approve The Amended 2004 Stock Option Plan for Directors of Amphenol Corporation.

4.
To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

By Order of the Board of Directors
Edward C. Wetmore
Secretary

April 28, 2008

—IMPORTANT—
PLEASE COMPLETE, DATE, SIGN AND RETURN
THE ACCOMPANYING PROXY WHETHER OR
NOT YOU PLAN TO ATTEND THE MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 21, 2008: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2007 are available at www.edocumentview.com/APH.

PROXY STATEMENT

TABLE OF CONTENTS

Record Date	1
Proxies	1
Principal Stockholders	2
Security Ownership of Certain Beneficial Owners	3
Section 16(a) Beneficial Ownership Reporting Compliance	4
/*/ Proposal 1. Election of Directors	5
The Board and Committees of the Board	7
• Governance Principles	7
• Director Independence	7
• Committees	7
• Meetings	9
• Director Compensation	10
• Certain Relationships and Related Party Transactions	11
• Communications with the Board of Directors	12
• Board Member Attendance at Annual Meeting	12
Executive Officers	12
Report of the Audit Committee	15
Audit and Non-Audit Fees	16
Pre-Approval of Auditor Services	16
/*/ Proposal 2. Selection of Independent Accountants	17
Compensation Discussion & Analysis	18
• Overview	18
• The Compensation Committee	18
• Role of Executive Officers	18
• Philosophy and Objectives	19
• Elements of Compensation Program	19
Base Salary	19
Performance Based Incentive Plans	20
Stock Option Plans	21
Insurance Benefits	21
Retirement Benefits	22
• Perquisites	22
• Compensation of Named Executive Officers	22
Compensation Committee Report	24
Compensation Committee Interlocks and Insider Participation	24
Summary Compensation Table	25

i

Section 162(m) of the Internal Revenue Code	26
Employment Agreements	26
Stock Option Plans	26
Repricing of Options/Granting of SARs	28
2007 Option Grant Table	28
Outstanding Option Grant Table	29
2007 Option Exercise Table	30
Pensions and Deferred Compensation	30
• Pension Plan	30
• Pension Benefits Table for 2007	32
• Nonqualified Deferred Compensation Table for the 2007 Fiscal Year	33
Potential Payments upon Termination or Change in Control	34
/*/ Proposal 3. Ratify and Approve The Amended 2004 Stock Option Plan for Directors of Amphenol Corporation	38
Stockholder Proposals	39
General and Other Matters	39
Annex A Audit Committee Charter	A-1
Annex B The Amended 2004 Stock Option Plan for Directors of Amphenol Corporation	B-1

ii

PROXY STATEMENT

        This Proxy Statement (first mailed to stockholders on or about April 28, 2008) is furnished to the holders of the Class A Common Stock, par value $.001 per share ("Common Stock"), of Amphenol Corporation (the "Company" or "Amphenol") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Company's Corporate Headquarters at 358 Hall Avenue, Wallingford, Connecticut 06492-7530 (telephone (203) 265-8900) at 11:00 a.m. on Wednesday, May 21, 2008 (the "Annual Meeting").

RECORD DATE

        The Board of Directors of the Company (the "Board") has fixed the close of business on March 24, 2008 as the Record Date for the 2008 Annual Meeting (the "Record Date"). Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, in person or by proxy. At the Record Date, there were 175,071,318 shares of Common Stock outstanding.

PROXIES

        The proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting and any postponements or adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held at the Record Date. The holders in person or by proxy of a majority of the shares of Common Stock entitled to be voted at the Annual Meeting shall constitute a quorum.

        Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same upon receipt by the Company, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the same, of written notice thereof, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares of Common Stock entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted in accordance with the recommendations of your Board of Directors.

        An affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of each Director. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for approval of any other items submitted to stockholders for their consideration.

        The inspectors of election appointed for the Annual Meeting with the assistance of the Company's transfer agent, Computershare Trust Company, N.A., will tabulate the votes. Broker non-votes will be treated as votes cast for purposes of a quorum, but will not be counted as either voting for or against any proposal. Abstentions will be included in tabulations of the votes cast on proposals presented (other than the election of directors) in the same manner as votes cast against such proposals.

        Proxies may be solicited personally, by mail, e-mail, telephone or other means of communication by the Company's directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PRINCIPAL STOCKHOLDERS OF AMPHENOL

        Listed in the following table are those stockholders known to Amphenol to be the beneficial owners of more than five percent of the Company's Common Stock as of March 24, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class at the Record Date
FMR LLC 82 Devonshire Street Boston, MA 02109	26,740,528	(1)	15.27%

(1)
The Schedule 13G filed by such beneficial owner for the year ended December 31, 2007 indicates that it has sole voting power over 2,228,839 shares and sole dispositive power over all 26,740,528 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of March 24, 2008 by each director, the named executive officers (listed in the Summary Compensation Table on page 25) and by all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Ronald P. Badie	17,999	(2)(3)	*
Stanley L. Clark	21,999	(2)(3)	*
Edward G. Jepsen	100,000	(2)(4)	*
Andrew E. Lietz	27,999	(2)(3)	*
Martin H. Loeffler	2,847,600	(1)	1.63%
John R. Lord	19,999	(2)(3)	*
R. Adam Norwitt	120,896	(1)
Zachary W. Raley	138,000	(1)
Diana G. Reardon	379,648	(1)	*
Dean H. Secord	17,999	(2)(3)	*
Luc Walter	241,964	(1)	*
All executive officers and directors of the Company as a group (17 persons)	3,934,103		2.48%

*
Less than one percent.

(1)
The share ownership amounts in this table include 39,600 shares, 896 shares and 4,364 shares which are currently owned by Messrs. Loeffler, Norwitt and Walter, respectively, as well as 2,808,000, 379,648, 120,000, 237,600 and 138,000 shares, respectively, which are not presently owned by Mr. Loeffler, Ms. Reardon, Mr. Norwitt, Mr. Walter and Mr. Raley but which would be issuable upon the exercise of stock options which are currently exercisable or are exercisable within 60 days of March 24, 2008.

(2)
The share ownership amounts in this table include 2,000, 6,000, 100,000, 12,000, 4,000 and 2,000 shares which are currently owned by Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord, respectively, as well as 15,999, 15,999, 0, 15,999, 15,999 and 15,999 shares, respectively, which are not presently owned by such individuals but would be issuable upon the exercise of stock options pursuant to the 2004 Stock Option Plan for Directors of Amphenol Corporation (the "Directors' Stock Option Plan" (see Proposal Number 3 on page 38) which are currently exercisable or are exercisable within 60 days of March 24, 2008.

(3)
The share ownership amounts for Messrs. Badie, Clark, Lietz, Lord and Secord reflected in this table do not include any shares of the Company's Common Stock which may be issued pursuant to the Amphenol Corporation Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan") described under the caption "Director Compensation for the 2007 Fiscal Year" on page 10. Mr. Lietz was appointed to the Board of Directors on January 24, 2001 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2008 is 17,542 unit shares. Mr. Secord was appointed to the Board of Directors on March 28, 2002 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2008 is 14,092 unit shares. Mr. Badie was appointed to the Board of Directors on July 21, 2004 and the cumulative balance in his

  Directors' Deferred Compensation account as of April 1, 2008 is 6,861 unit shares. Mr. Clark was appointed to the Board of Directors on January 27, 2005 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2008 is 5,734 unit shares. Mr. Lord was appointed to the Board of Directors on March 10, 2004 and he has elected not to defer fees pursuant to the Directors' Deferred Compensation Plan. He receives his fees in cash.

(4)
Edward G. Jepsen was appointed to the Company's Board of Directors on January 5, 2005. Mr. Jepsen was employed as a non-executive Advisor to the Company from January 2005 through his retirement in December 2006. He has elected not to defer fees pursuant to the Directors' Deferred Compensation Plan. He receives his fees in cash. The share ownership amount reflected in this table includes 100,000 shares which are currently owned by Mr. Jepsen.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors, and any persons who own more than 10% of the Company's Common Stock, file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission ("SEC") and furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company seeks to assist its directors and officers by monitoring transactions and completing and filing reports on their behalf.

        Based upon a review of the filings with the SEC and written representations from directors and executive officers that no other reports were required, the Company believes that during fiscal year 2007 and as of the date of this Proxy Statement, all Section 16(a) filing requirements were made in a timely manner.

PROPOSAL 1. ELECTION OF DIRECTORS

        The Amended and Restated Certificate of Incorporation and By-Laws of the Company provide for a Board consisting of three or more directors. Currently, the number of directors of the Company is seven. Directors of the Company are elected for terms of three years, with approximately one-third of the directors subject to election each year. Accordingly, action will be taken at the Annual Meeting for the re-election of two current directors, Ronald P. Badie and Dean H. Secord. Each of these directors will hold office for the three-year term ending in 2011 and until their respective successors are elected and qualified.

        The Company's Corporate Governance Principles provide that the Board does not intend to appoint or to nominate any person for election to the Board after their 72nd birthday although the Board has reserved the right to nominate candidates over 72 for re-election in special circumstances. Mr. Secord, a current Director and Chairman of the Audit Committee and member of the Compensation Committee and the Nominating/Corporate Governance Committee, turned 72 in October 2007. Mr. Secord has been a Director for five years. During that time, he has demonstrated a high level of energy and commitment to the Company and to the Board. In the last five years he has attended all Board meetings and all Committee meetings of which he is a member. Mr. Secord's experience with and his knowledge and understanding of the Company's accounting policies, practices, internal controls and reporting procedures continue to be very important to the Audit Committee and to the Company. The Board has, therefore, determined that the current needs of the Audit Committee warrant the nomination of Mr. Secord, and Mr. Secord has agreed to serve, for one additional term, as a Director of the Company.

        It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Messrs. Badie and Secord except in cases of proxies bearing contrary instructions. In the event that any of these nominees should become unavailable for election for any presently unforeseen reason, the persons named in the proxy will have the right to use his/her discretion to vote for a substitute.

        The following information details offices held, other business directorships, the classes and terms of all directors and nominees. Beneficial ownership of equity securities of the directors and nominees is shown under the caption "Security Ownership of Certain Beneficial Owners" on page 3.

NOMINEE DIRECTORS FOR ELECTION IN 2008

Name, Age and Term as Director	Principal Occupation and Other Information
Ronald P. Badie Age 65 A Director since July 2004
Chairman of the Executive Committee and member of the Audit Committee and the Pension Committee of the Company. Mr. Badie retired from Deutsche Bank in March 2002. At the time of his retirement, Mr. Badie was vice chairman of Deutsche Bank Securities. He also held several executive positions with its predecessor, Bankers Trust Company. Mr. Badie currently serves as Lead Independent Director and member of the Compensation and Nominating and Corporate Governance Committee of Nautilus Inc. and as a Director, Chairman of the Compensation Committee and member of the Audit Committee of Obagi Medical Products, Inc. as well as Lead Independent Director and member of the Audit Committee of Merisel, Inc.
Dean H. Secord Age 72 A Director since March 2002
Chairman of the Audit Committee and member of the Compensation Committee and the Nominating/Corporate Governance Committee of the Company. Mr. Secord continues to be actively employed as an independent business consultant. He served as an international audit partner of PricewaterhouseCoopers from July 1972 through July 2001. Mr. Secord does not serve on the board of directors of any other public company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2009

Name, Age and Term as Director	Principal Occupation and Other Information
Edward G. Jepsen Age 64 A Director since January 2005	Member of the Pension Committee of the Company. Mr. Jepsen was employed as a non-executive Advisor to the Company from January 2005 through his retirement in December 2006. He was executive vice president of the Company from May 1989 through December 2004 and chief financial officer of the Company from May 1989 through October 2004. Mr. Jepsen also served as a director of the Company from 1989 through 1997. Mr. Jepsen currently serves as a Director and Chairman of the Audit and Finance Committee and member of the Compensation Committee of Gerber Scientific, Inc., and as a Director and Chairman of the Audit and Finance Committee and member of the Compensation Committee and the Safety, Health, Security and Environmental Committee of ITC Holdings Corp.
John R. Lord Age 64 A Director since March 2004
Chairman of the Compensation Committee and member of the Executive Committee and of the Nominating/Corporate Governance Committee of the Company. Mr. Lord served as the non-executive chairman of Carrier Corporation from January 2000 through April 2006. Mr. Lord was president and chief executive officer of Carrier Corporation, a division of United Technologies Corporation, from April 1995 until his retirement in January 2000. Mr. Lord also currently serves as a Director and member of the Audit and Finance Committee and Chairman of the Compensation Committee of Gerber Scientific, Inc.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2010

Name, Age and Term as Director	Principal Occupation and Other Information
Stanley L. Clark Age 64 A Director since January 2005
Chairman of the Pension Committee and member of the Audit Committee of the Company. Mr. Clark has been Chief Executive Officer and Trustee of Goodrich, LLC since 2001. He was chief executive officer of Simplex Time Recorder Company from 1998 to 2001 and director from 1996 to 2001, chief operating officer from 1996 to 1998 and group vice president from 1994 to 1996. Mr. Clark does not serve on the board of directors of any other public company.
Andrew E. Lietz Age 69 A Director since January 2001
Chairman of the Nominating/Corporate Governance Committee and member of the Executive Committee and the Compensation Committee of the Company and presiding director. Mr. Lietz has been Managing Director of Rye Capital Management, LLC since November 2000. He was president and chief executive officer of Hadco Corporation from 1995 until June 2000. Mr. Lietz also currently serves as a Director of Details Dynamic Inc. and Safeguard Scientifics, Inc.
Martin H. Loeffler Age 63 A Director since December 1987
Chairman of the Board of the Company since May 1997. Mr. Loeffler has been Chief Executive Officer of the Company since May 1996 and was president of the Company from July 1987 to December 2007. Mr. Loeffler does not serve on the board of directors of any other public company. Mr. Loeffler has been an employee of the Company for approximately 35 years.

THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD

Governance Principles.

        Amphenol Corporation's Corporate Governance Principles meet or exceed the Listing Standards of the New York Stock Exchange (the "NYSE Listing Standards"), including guidelines for determining director independence and reporting concerns to non-employee directors and the Audit Committee of the Board of Directors. The Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors are reviewed at least annually and revised as warranted. Amphenol Corporation's Code of Business Conduct and Ethics applies to all employees, directors and officers of the Company and its subsidiaries. The Principles, Code and Charters can be accessed via the Company's website at www.amphenol.com by clicking on "Company", then "Investor Info", then "Corporate Governance" then the desired Principles, Code or Charter. Printed copies of the Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

Director Independence.

        The Board has adopted the definition of "independent director" set forth in the NYSE Listing Standards to assist it in making determinations of independence. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. The Board has confirmed that all of the directors are independent of the Company and its management with the exception of Messrs. Loeffler and Jepsen, each of whom is considered an inside director because of his current or prior employment with the Company. Mr. Jepsen retired from the Company in December 2006 and pursuant to NYSE Listing Standards cannot be considered an independent director before January 2010.

Board of Directors and Committees.

        The Board currently consists of seven directors. Mr. Loeffler is Chairman of the Board and Mr. Lietz is the Board's presiding director. The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Pension Committee and the Nominating/Corporate Governance Committee. The Board has determined that all the members of the Audit, Compensation and Nominating/Corporate Governance Committees are independent and satisfy the relevant SEC and the New York Stock Exchange independence requirements for the members of such Committees. The Board has also determined that all members of the Executive Committee are independent and that all members of the Pension Committee, with the exception of Mr. Jepsen, are independent.

        Audit Committee.    The Audit Committee's principal duties include (1) the selection of independent auditors and the approval of all audit engagement fees and terms; (2) reviewing the plan of audit and the results of the audit including the audit report and the management letter; (3) consulting periodically with the Company's independent auditors with regard to the adequacy of internal controls and the effect of all critical accounting policies and practices and all applicable regulatory standards and principles; (4) approving permissible non-audit services to be provided to the Company by the independent auditor; (5) reviewing the Company's internal system of audit, financial and disclosure controls; and (6) overseeing financial reporting activities including unaudited quarterly and audited annual reports and related press releases. See also "Report of the Audit Committee" on page 15. The members of the Audit Committee are Ronald P. Badie, Stanley L. Clark and Dean H. Secord (Chairman).

        Compensation Committee.    The Compensation Committee establishes the principles related to the compensation programs of the Company. It approves compensation guidelines, reviews the role and performance of executive officers and key management employees of the Company and its subsidiaries, approves the base compensation, incentive plan target and award and the allocation of stock option awards for the Chief Executive Officer and reviews and approves the Chief Executive Officer's recommendations for base compensation and adjustments in base compensation, incentive plan targets and allocations and stock option awards for the other executive officers and key management employees of the Company and its subsidiaries. See also the "Compensation Discussion and Analysis" on page 18 and the "Compensation Committee Report" on page 24. The members of the Compensation Committee are Andrew E. Lietz, John R. Lord (Chairman) and Dean H. Secord.

        Executive Committee.    The Executive Committee is empowered to exercise the powers and authority of the full Board in the management of the business and affairs of the Company, subject at all times to the supervision and control of the Board. The Board has granted the Executive Committee the broadest authority permitted by Delaware General Corporation Law. The Executive Committee meets as necessary and all actions of the Committee are presented for ratification and approval of the full Board at the next meeting of the Board of Directors. The members of the Executive Committee are Ronald P. Badie (Chairman), Andrew E. Lietz and John R. Lord.

        Pension Committee.    The Pension Committee administers the Company's pension plan and consults with the Chief Financial Officer and the Treasurer of the Company at least annually and with the actuarial consultants and other advisors and the trustee and investment managers of the assets of the Company's pension plans as it deems necessary and appropriate. The Pension Committee periodically reviews the liabilities, assets and investments of the Company's pension plan. The members of the Pension Committee are Ronald P. Badie, Stanley L. Clark (Chairman) and Edward G. Jepsen.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee's principal duties include (1) assisting the Board in identifying individuals qualified to become directors; (2) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders; (3) developing and recommending to the Board a set of corporate governance principles applicable to the Company; and (4) overseeing and discussing, as necessary and appropriate, a plan for the continuity and development of senior management of the Company. The Nominating/Corporate Governance Committee also oversees the annual evaluation of the Board. As part of its responsibilities relating to the recruitment of new qualified directors, the Nominating/Corporate Governance Committee also reviews and makes recommendations to the Company and to the full Board regarding director compensation from time to time. The members of the Nominating/Corporate Governance Committee are Andrew E. Lietz (Chairman), John R. Lord and Dean H. Secord.

        The Nominating/Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. A stockholder may recommend any person for consideration as a nominee for director by writing to the Nominating/Corporate Governance Committee of the Board of Directors, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, CT 06492-7530. Recommendations must be received by December 30, 2008 to be considered for the 2009 Annual Meeting of Stockholders, and must comply with the requirements in the Company's by-laws. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended and any other information the stockholder believes would be helpful to the Nominating/Corporate Governance Committee in evaluating the individual being recommended by the stockholder.

        Once the Nominating/Corporate Governance Committee has identified a candidate, the Committee will evaluate the candidate based upon the following principles:

  •
  character, judgment, personal and professional ethics, integrity, values and familiarity with national and international issues affecting business;

  •
  depth of experience, skills and knowledge complementary to the Board and the Company's business; and

  •
  willingness to devote sufficient time to carry out the duties and responsibilities effectively.

        The Nominating/Corporate Governance Committee will also consider such other relevant factors as it deems appropriate. The Committee will make a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Committee. The procedures for considering candidates recommended by a stockholder for Board membership will be no different than the procedures for candidates recommended by members of the Nominating/Corporate Governance Committee, other members of the Board or management.

        The Board believes that an important component of the Board is diversity including educational and business background, skills, experience, expertise, gender, race and culture.

Meetings of the Board.

        During 2007 there were four formal meetings of the full Board of Directors and ten actions taken by unanimous written consent of the Board, six formal meetings and one action by unanimous written consent of the Audit Committee, two formal meetings and three actions by unanimous written consent of the Compensation Committee and one formal meeting, one informal meeting and two actions by unanimous written consent of the Pension Committee. The Executive Committee met informally from time to time in person and via telephone conference calls to discuss several possible acquisition transactions and acted on seven matters by unanimous written consent. The Nominating/Corporate Governance Committee met in executive session three times in conjunction with full Board meetings and its individual members met informally in person and via telephone conference calls from time to time to discuss potential vacancies on the Board, nominee directors for election, various executive officer appointments, normal and unanticipated succession planning and to perform its annual self evaluation. Actions taken by unanimous written consent by the full Board or by a Committee of the Board are typically preceded by telephone calls during which the subject matter of the proposed consent are reviewed and discussed. All directors attended all meetings of the Board and the Committees on which they served in 2007 except Mr. Clark who was unable to attend one meeting of the Board of Directors.

        Non-management directors of the Company meet in executive session informally as necessary and following the conclusion of each Board Meeting and each Committee Meeting. Such private meetings are presided over by the presiding director or by the Chairman of the Committee or by the non-management director who requests the opportunity to meet in executive session.

Director Compensation for the 2007 Fiscal Year.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Ronald P. Badie	50,250	(2)	n/a	52,438	(3)	n/a	n/a	n/a	102,688
Stanley L. Clark	50,250	(2)	n/a	58,610	(4)	n/a	n/a	n/a	108,860
Edward G. Jepsen	45,000		n/a	16,530	(5)	n/a	n/a	n/a	61,530
Andrew E. Lietz	50,250	(2)	n/a	51,408	(3)	n/a	n/a	n/a	101,658
John R. Lord	50,250		n/a	51,408	(3)	n/a	n/a	n/a	101,658
Dean H. Secord	53,750	(2)	n/a	51,408	(3)	n/a	n/a	n/a	105,158
(1)
The dollar value in this column reflects the compensation cost of prior option awards to this director for his service as a director over the requisite service period as described in the Statement of Financial Accounting Standards No. 123R, "Share-Based Payment", or FAS 123R. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock Options to the Company's consolidated financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the SEC, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that may be recognized by the directors upon the actual exercise of such option awards.

(2)
The Director's Deferred Compensation Plan allows each director to elect to defer payment of their fees to a future date with the ultimate payment in cash or Common Stock subject to the prior election of each director. Messrs. Badie, Clark, Lietz and Secord have elected deferral of fees and the payment of fees in Common Stock. Messrs. Jepsen and Lord have elected to receive their director fees in cash as earned.

(3)
The grant date fair value of the 10,000 options granted in May 2007, subject to stockholder approval of a proposed increase in the number of options to be awarded annually from 8,000 to 10,000 options (see Proposal Number 3 on page 38), to each of Messrs. Badie, Lietz, Lord and Secord on May 24, 2007, computed in accordance with FAS 123R, is $81,900. As of December 31, 2007, each of Messrs. Badie, Lietz, Lord and Secord had an aggregate of 34,000 option awards outstanding, of which 15,999 were vested and 18,001 were unvested.

(4)
The grant date fair value of the 10,000 options granted in May 2007, subject to stockholder approval of a proposed increase in the number of options to be awarded annually from 8,000 to 10,000 options (see Proposal Number 3 on page 38), to Mr. Clark on May 24, 2007, computed in accordance with FAS 123R, is $81,900. As of December 31, 2007, Mr. Clark had an aggregate of 34,000 option awards outstanding, of which 13,332 were vested and 20,668 were unvested.

(5)
The grant date fair value of the 10,000 options granted in May 2007, subject to stockholder approval of a proposed increase in the number of options to be awarded annually from 8,000 to 10,000 options (see Proposal Number 3 on page 38), to Mr. Jepsen on May 24, 2007, computed in accordance with FAS 123R, is $81,900. As of December 31, 2007, Mr. Jepsen had an aggregate of 10,000 option awards outstanding of which 0 were vested and 10,000 were unvested all of which were granted to him in his capacity as a director. The 2007 FAS123R compensation cost of all option awards granted to Mr. Jepsen relating to his prior service as an employee of the Company is $65,899. The 2007 FAS123R compensation cost of all option awards granted to Mr. Jepsen relating to his service as a director is $16,530. Therefore, the total 2007 FAS123R compensation cost of all option awards granted to Mr. Jepsen relating to his prior service as an employee of the Company and his current service as a director is $82,429. Mr. Jepsen has no outstanding options granted to him in his prior capacity as an employee.

        The retainer fee to non-employee directors is $45,000 per year. In April 2007 the Board decided not to increase the annual retainer fee of $45,000 to non-employee directors but did approve, effective July 1, 2007, an increase in the annual payment to the Audit Committee Chairman from $5,000 to $10,000 and an increase in the annual payment to the Chairpersons of the other Committees of the Board of Directors from $3,000 to $6,000.

        During 1997 the Company adopted the Directors' Deferred Compensation Plan. The Directors' Deferred Compensation Plan allows each director to elect to defer payment of their fees to a future date with the ultimate payment in cash or Common Stock subject to the prior election of each director. Messrs. Badie, Clark, Lietz and Secord have elected deferral of fees and the payment of fees in Common Stock. Mr. Lietz was appointed to the Board of Directors on January 24, 2001 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2008 including credit for dividends is 17,542 unit shares. Mr. Secord was appointed to the Board of Directors on March 28, 2002 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2008 including credit for dividends is 14,092 unit shares. Mr. Badie was appointed to the Board of Directors on July 21, 2004 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2008 including credit for dividends is 6,861 unit shares. Mr. Clark was appointed to the Board of Directors on January 27, 2005 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2008 including credit for dividends is 5,734 unit shares. None of the shares credited to any Directors' account are currently issued or outstanding. Mr. Lord was appointed to the Board of Directors on March 10, 2004 and he has elected not to defer fees pursuant to the Directors' Deferred Compensation Plan. He received cash fees of $50,250 for services rendered as a member of the Board during 2007. Mr. Jepsen was appointed to the Board of Directors on January 5, 2005 and retired as an employee of the Company on December 31, 2006. During 2007, he elected to receive Director fees in cash, as they accrue quarterly. He received $45,000 for services rendered as a member of the Board during 2007.

        During 2004, the Board authorized and the stockholders of the Company approved, the Directors' Stock Option Plan. Each non-employee Director has received an annual award of 8,000 stock options at fair market value on the first business day following the day of each annual meeting of the stockholders of the Company since the Plan was approved in May 2004 through May 2006. The options vest ratably over three years and there are no additional restrictions on transfer or sale. In April 2007, the Board approved an amendment to the Director's Stock Option Plan which, subject to stockholder approval of the proposed change to the Director's Stock Option Plan (see Proposal Number 3 on page 38) at the 2008 Annual Meeting of Stockholders, will increase the options awarded to each non-employee Director from 8,000 to 10,000 options per year commencing with the 2007 award. Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord each received 10,000 stock options on May 24, 2007 with an exercise price of $34.55.

        The Nominating/Corporate Governance Committee of the Board will continue to monitor and make recommendations to the Company and to the full Board regarding the annual retainer fee, committee fees and equity compensation elements of the Directors' compensation program to ensure that total Director compensation is fair and reasonable and competitive for the purpose of attracting and retaining qualified directors. The Board recognizes that the equity compensation element of the Directors compensation program and the ability to defer payment of fees with the ultimate payment in Common Stock serves to align the interests of Directors with stockholders.

Certain Relationships and Related Party Transactions.

        The Company has adopted a written policy for the review of transactions with related persons. There were no such transactions identified in 2007. The policy requires review and approval or ratification of all relationships and transactions in which the Company and its Directors or its executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. These transactions are required to be reported to and reviewed by the General Counsel of the Company who will report to the full Board or non-management members of the Board, as appropriate. Following this review, the Board would determine whether any such transaction is in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with unrelated third parties and the related person's interest in the transaction. As required under the rules of the SEC, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company's Proxy Statement. As indicated above, there are no such transactions to be reported in this Proxy Statement.

Communications with the Board of Directors.

        Stockholders and other interested parties may communicate directly with the presiding director, the Chairman of the Nominating/Corporate Governance Committee, the non-employee directors or the Audit Committee in writing c/o Secretary, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, CT 06492-7530. All communications will be promptly forwarded to the appropriate directors for their review, except that the Board has instructed the Secretary not to forward solicitations, bulk mail or communications that address improper or irrelevant topics or requests for general information.

Board Member Attendance at Annual Meeting of Stockholders.

        There have been no controversial matters voted upon, more than 85% of outstanding shares of Common Stock have been voted by Proxy (with a substantial number of those shares voted by Proxy voted in accordance with the recommendations of the Board of Directors) and no more than five non-employee stockholders (representing only a nominal number of shares) have personally attended any of the Company's Annual Meetings of Stockholders in each of the last ten years. Accordingly, the Company does not require members of the Board to attend the Annual Meeting of Stockholders. The only Board member who attended the 2007 Annual Meeting of Stockholders was Mr. Loeffler, Chairman of the Board and Chief Executive Officer.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age	Principal Occupation and Other Information
Gary A. Anderson Age 57
Senior Vice President and Group General Manager, Aerospace and Industrial Operations division of the Company since January 2004 and general manager of Aerospace Operations of the Company since October 1995. He does not serve on the board of directors of any public company. Mr. Anderson has been an employee of the Company for approximately 34 years.
Craig A. Lampo Age 38
Vice President and Controller of the Company since October 2004. He was treasurer from October 2004 through March 2006. Mr. Lampo was a senior audit manager with Deloitte & Touche LLP from May 2002 through August 2004. He was an employee of Arthur Andersen LLP from July 1993 through May 2002. He does not serve on the board of directors of any public company. Mr. Lampo has been an employee of the Company for approximately 4 years.
Jerome F. Monteith Age 58
Vice President, Human Resources of the Company since January 2004. He was director of human resources of the Company from January 1997 through December 2003. He does not serve on the board of directors of any public company. Mr. Monteith has been an employee of the Company for approximately 31 years.

Udo Naujoks Age 57
Senior Vice President, Amphenol-Tuchel Electronics division of the Company since June 2006 and Group General Manager, Amphenol-Tuchel Electronics division of the Company since January 2004. He was vice president, Amphenol-Tuchel Electronics from January 2004 through June 2006. He has also been General Manager of Amphenol-Tuchel GmbH since 1993. He does not serve on the board of directors of any public company. Mr. Naujoks has been an employee of the Company for approximately 30 years.
R. Adam Norwitt Age 38
President and Chief Operating Officer of the Company since January 2007. He was senior vice president and group general manager, Worldwide RF and Microwave Products division of the Company from June 2006 through December 2006 and vice president and group general manager, Worldwide RF and Microwave Products division of the Company from January 2004 through June 2006 and general manager of Worldwide RF and Microwave Products from November 2003 through January 2004. He was director interconnect systems operations, Asia from 2002 through 2003, general manager of Amphenol East Asia Electronic Technology (Shenzhen) Ltd. from 2001 through 2003 and business development manager, Asia, in 1998 and again from 2000 through 2003. He does not serve on the board of directors of any public company. Mr. Norwitt has been an employee of the Company for approximately 9 years.
Zachary W. Raley Age 39
Vice President and Group General Manager, Cable Products division since March 2005, Group General Manager, Worldwide RF and Microwave Products division of the Company since January 2007 and President of Times Fiber since April 2005 and Chief Executive Officer of Times Fiber since August 2007. He was vice president, sales of Times Fiber from August 2000 through March 2005. He does not serve on the board of directors of any public company. Mr. Raley has been an employee of the Company for approximately 12 years.

Diana G. Reardon Age 48
Senior Vice President and Chief Financial Officer of the Company since October 2004. She was vice president of the Company from January 2004 through October 2004, controller of the Company from 1994 through October 2004 and treasurer of the Company from 1992 through October 2004. She does not serve on the board of directors of any public company. Ms. Reardon has been an employee of the Company for approximately 20 years.
Richard E. Schneider Age 50
Vice President and Group General Manager, IT and Communications, Products division of the Company since June 2007 and divisional president of Amphenol TCS from December 2005 through May 2007. Prior thereto, Mr. Schneider was the president of the Connection Systems division of Teradyne, Inc. from March 2001 through November 2005 and was general manager from February 1998 through February 2001. He does not serve on the board of directors of any public company. Mr. Schneider has been an employee of the Company for approximately 2 years.
Luc Walter Age 49
Senior Vice President and Group General Manager, International Military and Aerospace Operations division of the Company since January 2004. He was director European Military & Aerospace Operations from October 2000 through December 2003 and the Company's director advanced programs from January 1996 through September 2000. He does not serve on the board of directors of any public company. Mr. Walter has been an employee of the Company for approximately 24 years.
Edward C. Wetmore Age 51
Vice President of the Company since January 2004 and Secretary and General Counsel of the Company since 1987. He does not serve on the board of directors of any public company. Mr. Wetmore has been an employee of the Company for approximately 21 years.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee consists of three directors who are independent directors as defined under the NYSE Listing Standards. The Board of Directors has determined that all current members of the Committee are financially literate and that Mr. Secord is an audit committee financial expert as defined by the applicable rules of the SEC and the NYSE Listing Standards.

        The Audit Committee has undertaken a review of its Charter, practices and procedures in order to assure continuing compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related regulatory requirements promulgated by the Securities and Exchange Commission and the NYSE. Following that review, the Audit Committee approved certain limited changes to its Charter and to its policies and practices. A copy of the revised Audit Committee Charter is included as Annex A to this Proxy Statement and is available on the Company's website at www.amphenol.com by clicking on "Company", then "Investor Info", then "Corporate Governance" and then "Audit Committee Charter". In addition, a printed copy of the most current Audit Committee Charter will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

        The Audit Committee reports as follows:

  1.
  The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2007 with Company management, which has primary responsibility for establishing and maintaining adequate internal financial controls, preparing the Company's quarterly and annual financial statements and for the Company's public reporting process, and with Deloitte & Touche LLP, the Company's independent accountants for 2007, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles and its own assessment of the Company's internal controls related to financial reporting.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP those matters required to be discussed by professional auditing standards including, without limitation, those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

  3.
  The Audit Committee has received the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and they have discussed with Deloitte & Touche LLP that firm's independence. The Audit Committee has also determined that Deloitte & Touche LLP's provision of audit and non-audit services to the Company is compatible with that firm's independence.

  4.
  Based on the Audit Committee's discussions with management and Deloitte & Touche LLP, the Audit Committee's review of the representations of management and the report disclosures, and the Committee's review of the letter from Deloitte & Touche LLP to the Audit Committee, the Audit Committee has recommended to the Board and the Company that the audited consolidated financial statements and report on internal controls related to financial reporting of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee has also approved the retention of Deloitte & Touche LLP as independent accountants of the Company for fiscal year 2008.

Audit Committee Dean H. Secord, Chairman Ronald P. Badie Stanley L. Clark

AUDIT AND NON-AUDIT FEES

        Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"), for services rendered in 2007 and 2006 were as follows:

Type of Fees(1)	2007	2006
	($ in thousands)
Audit Fees	$3,381	$3,161
Audit-Related Fees	146	99
Tax Fees	13	42
All Other Fees	0	0

Total	$3,540	$3,302

        Deloitte did not perform any work or receive any fees for financial information systems design and implementation for the Company in 2007 or in 2006.

(1)
Audit-Related Fees in 2007 and 2006 include fees primarily for the audit of employee benefit plans of the Company. Tax Fees in 2007 and in 2006 primarily consist of state and local and international tax consultations.

PRE-APPROVAL OF AUDITOR SERVICES

        The Audit Committee has adopted and implemented approval policies and procedures related to the provision of permissible audit, tax and other non-audit services by the Company's independent accountants. Under these procedures, the Audit Committee must pre-approve the use of the independent accountants for specific types of services, including merger and acquisition due diligence and audit services, tax services, internal control reviews and reviews of employee benefit plans. Engagement for permitted services where the estimated cost of such services is not expected to exceed $25,000 on a project-by-project basis are reported to the Audit Committee on no less frequently than a quarterly basis. Any permitted services by Deloitte where the estimated cost of such services is expected to exceed $25,000 for any given engagement must be pre-approved by the Audit Committee to ensure compatibility with maintaining the accountants' independence.

        The Audit Committee has also reviewed and confirmed Company policies and procedures imposing restrictions on the hiring of certain individuals employed by or formerly employed by the Company's independent accountants including any employee or former employee of the Company's independent accountants who currently has or who has previously had any responsibility for the performance of any audit work for the Company or any involvement with the certification of the Company's financial statements.

PROPOSAL 2. SELECTION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has considered the performance and qualifications of Deloitte & Touche LLP and has selected Deloitte & Touche LLP to act as independent accountants to examine the financial statements of the Company for the current fiscal year, and a proposal to ratify this selection will be submitted to the 2008 Annual Meeting of Stockholders. Deloitte & Touche LLP has acted as independent accountants for the Company since 1997, and management believes it desirable and in the best interests of the Company to continue the employment of that firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives are expected to have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        If the foregoing proposal is not approved by the holders of a majority of the shares represented at the Annual Meeting and voting on the proposal, or if Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its employment is otherwise discontinued by the Audit Committee of the Board of Directors, then in any such case the Audit Committee of Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2008 Annual Meeting will be subject to ratification by the stockholders at the 2009 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS

COMPENSATION DISCUSSION & ANALYSIS

        Overview of Compensation.    The Compensation Committee of the Board (referred to in this Compensation Discussion & Analysis as the "Committee") has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy and guidelines. A primary goal of the compensation philosophy and these guidelines is to align the interests of management with the stockholders to drive stockholder value. In allocating the Company's resources towards compensation, the Committee strives to ensure that the total compensation paid to executive officers and key management employees is judicious and reasonable, while, at the same time, capable of attracting, retaining and motivating the executive officers and key management employees of the Company and its subsidiaries. The Company's core compensation programs include base salary, performance based incentive plan payments, stock option awards, insurance benefits and retirement benefits.

        Throughout this 2008 Proxy Statement, the individuals who served as the Company's Chief Executive Officer and as the Company's Chief Financial Officer during the 2007 fiscal year, as well as the three other individuals included in the Summary Compensation Table on page 25 are referred to as the "named executive officers". References to "executive officers and key management employees" in this Proxy Statement relate to the approximately 200 management personnel of the Company and its subsidiaries who participated in the Company's core compensation programs in 2007 and the approximately 225 management personnel of the Company and its subsidiaries who currently participate in the Company's core compensation programs in 2008.

        The Compensation Committee.    The Committee is currently composed of three directors, none of whom are officers or employees of the Company or its subsidiaries. The activities and actions of the Committee are subject to the review of the full Board. All actions of the Committee are reported no later than the next subsequent meeting of the full Board following any Committee action.

        The Committee has responsibility, from time to time, but at least annually, to:

  •
  Review and approve the overall compensation philosophy and guidelines for all executive officers and key management employees of the Company and its subsidiaries.

  •
  Review and approve the goals and the performance of the Company's Chief Executive Officer and approve, as deemed necessary and appropriate, any changes in the level of his base salary and his performance based incentive plan target. Also approve any performance based incentive plan payments and/or option awards to the Company's Chief Executive Officer.

  •
  Review and approve recommendations from the Company's Chief Executive Officer related to the performance based incentive plan pool, performance based incentive plan allocations, the stock option pool, stock option awards and other related matters for all other executive officers and key management employees and any prospective senior management employees of the Company and its subsidiaries.

  •
  Approve specific adjustments to individual compensation for all other executive officers and key management employees and any prospective senior management employees of the Company and its subsidiaries whose proposed annual base salary exceeds $200,000 or the U.S. dollar equivalent of such amount.

  •
  Review and recommend changes, as necessary and appropriate, to the Company's Management Incentive Plan and the Company's Executive Incentive Plan as described beginning on page 20 and Stock Option Plans as described beginning on page 21.

        Role of Executive Officers in Compensation Decisions.    In establishing, reviewing and assessing the appropriateness of compensation levels and adjustments in compensation levels for the executive officers and key management employees and prospective senior management employees, the Committee considers the recommendations of certain executive officers of the Company, including Mr. Loeffler, the Company's Chief Executive Officer. Mr. Loeffler reviews the performance and compensation of the executive officers and key management employees at least annually and any prospective senior management employees as necessary. He also reviews certain other peer company performance and compensation data compiled by the Company's legal, accounting and human resources departments. The conclusions reached and recommendations of certain executive officers, including Mr. Loeffler, regarding salary adjustments, annual performance based incentive plan payments and annual option award amounts based on individual and operating unit performance as well as reviews of peer company performance and compensation, are presented to the Committee. The Committee exercises its discretion in approving or modifying any compensation decisions for any executive officer or key management employee or any prospective senior management employee. Mr. Loeffler does not participate in the final determination of his compensation.

        Mr. Loeffler does not vote on any compensation matters considered by the Committee. However, he is available to the Committee as an additional resource to discuss individual, operating unit and peer performance and compensation matters. The Committee also meets and discusses compensation matters without Company personnel present.

        Philosophy and Objectives of Compensation Program.    The Committee continues to strive to develop, refine and implement a complete and straightforward compensation program that will serve to attract, retain and motivate the executive officers and key management employees, and that remains competitive relative to the compensation paid to similarly situated senior management employees of certain peer companies with comparable performance. The program is designed to promote decision making geared to increasing stockholder value by rewarding executive officers and key management employees who contribute to stockholder value. The Committee believes that to further these objectives, executive compensation packages should include both cash and equity-based compensation as well as reasonable benefits.

        Elements of Compensation Program.    The Committee endeavors to provide an appropriate mix of different elements of compensation, including finding a balance among (i) fixed versus at-risk compensation, (ii) current versus long-term compensation, (iii) cash versus equity-based compensation and (iv) basic benefits. Cash payments primarily reward recent performance and equity-based awards encourage key management employees including the named executive officers to continue to deliver results over a longer period of time and serve as a retention tool. The Committee generally strives to provide equity-based compensation at a level that will cause focus on long-term performance of the Company. The compensation program for all executive officers and key management employees (including the named executive officers) includes the following elements:

  •
  base salary

  •
  performance based incentive plans

  •
  stock option plans

  •
  insurance benefits

  •
  retirement benefits

        Base Salary.    The Company establishes base salary to provide fixed income near the median level for executives of certain peer companies with similar responsibilities. Several elements are considered in setting base salary, including the size, scope and complexity of the executive officer or key management employee's responsibilities. Position and economic and market conditions are also considered. Base salary must be reasonable, fair and competitive. The Committee also considers the historical, current and forecasted performance of the Company and individual operating units and groups, and the contributions or expected contributions of each executive officer or key management employee to those results when considering proposed adjustments to base salary. Salary levels for all executive officers and key management employees are reviewed at least annually. Salary levels are also typically reviewed and adjusted in connection with a change in job responsibilities.

        Performance Based Incentive Plans.    Executive officers and key management employees including the named executive officers (with the exception of key sales and marketing employees who typically have their own sales incentive or commission plans and certain key employees of certain recently acquired companies who had or have their own incentive plans) were eligible to receive payments pursuant to The 2007 Management Incentive Plan (the "2007 Incentive Plan"). The 2007 Incentive Plan is an executive bonus plan that falls within the parameters of The 2004 Amphenol Executive Incentive Plan (the "Executive Incentive Plan"). The 2007 Incentive Plan and The Executive Incentive Plan are collectively hereinafter referred to as the "Incentive Plan". Target payments under the Incentive Plan when added to fixed base salary are intended to generate total annual cash compensation for participating Company employees that is reasonable, fair and competitive with annual cash compensation paid to similarly situated employees in comparable positions with comparable performance. The Committee has reviewed and approved The 2008 Management Incentive Plan with terms that are substantially the same as the 2007 Incentive Plan. There have been no changes to the Executive Incentive Plan since it was approved by stockholders in 2004.

        The Incentive Plan provides participants with a cash bonus opportunity if certain individual, operating unit and Company goals are achieved. The Incentive Plan is intended to reward participants upon the achievement of those goals, with some discretion for qualitative individual, operating unit and Company performance factors. No annual incentive payments will be made if threshold performance levels are not achieved, absent the occurrence of extenuating circumstances that, in the discretion of the Committee, merit an exception to the threshold performance requirement. As a general rule, the threshold performance requirement for consideration of any cash bonus opportunity is year-over-year improvement in financial performance. Payments under the Incentive Plan are intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code and the regulations promulgated hereunder.

        Payments under the Incentive Plan are based primarily on performance against quantitative measures established at the beginning of each year. In addition, consideration is given, when appropriate, to certain qualitative factors as further discussed below. The quantitative portion of the Incentive Plan is contingent upon the Company's achievement and/or each operating unit's achievement and/or each individual's achievement of performance targets and/or goals. These targets and/or goals typically include revenue, operating income, operating cash flow, return on investment, return on sales, organic growth and contribution to EPS growth. Actual performance against this criteria is measured against both year-over-year growth and the current year budget. Incentive Plan payments may be adjusted if unusual and unanticipated market conditions materially impact the Company's or an operating unit's growth and/or performance. In 2007, the quantitative performance criteria was primarily based on sales and income growth in 2007 over 2006 and actual performance in 2007 as compared to 2007 budget. The same quantitative performance measures will be used in evaluating payments to be made pursuant to the 2008 Incentive Plan. The qualitative portion of the plan considers the following factors: accomplishments against budget, balance sheet management including cash flow, new market/new product positioning, operating unit and group contribution to total Company performance, other specific individual objectives impacting Company performance, customer satisfaction, cost reductions and productivity improvement and quality management.

        Incentive Plan targets based upon a percentage of each participant's average base compensation are established at the beginning of each year. Target Incentive Plan payment amounts for all participants in the 2007 Incentive Plan ranged from 5% to 80% of average base salary. The target Incentive Plan payment amounts for the named executive officers for 2007 ranged from 45% to 80% of average base salary. All participants may earn a maximum Incentive Plan payment of up to 200% of the target Incentive Plan payment amount, however, the Incentive Plan does not guarantee any minimum Incentive Plan payment to any participant. For 2007, participants were paid between 0% and 200% of their respective target Incentive Plan payment amounts. For 2007, the named executive officers were paid between 115% and 156% of their respective target Incentive Plan payment amounts.

        Incentive Plan payments, when made, have historically totaled less than 2% of the annual consolidated operating income for the Company. There were 166 participants in the 2006 Incentive Plan who were paid a total of approximately $6,600,000 (using January 2007 exchange rates) representing 1.6% of the Company's consolidated operating income for 2006. There were approximately 200 participants in the 2007 Incentive Plan who were paid a total of approximately $7,052,000 (using January 2008 exchange rates) representing approximately 1.3% of the Company's consolidated operating income for 2007. There are currently approximately 225 participants in the 2008 Management Incentive Plan who, at achievement of 100% of 2008 performance targets and goals, would be paid approximately 1.3% of budgeted 2008 consolidated operating income (using budgeted 2008 exchange rates).

        Stock Option Plans.    The Committee believes that granting stock options helps create competitive levels of compensation and provides an opportunity for increased equity ownership by executive officers and key management employees (including the named executive officers). Granting stock options also serves to maintain the alignment of the interests of the Company's executive officers and key management employees with its stockholders and allows executive officers and key management employees to participate in the long-term growth and profitability of the Company. All currently outstanding employee stock options have a five-year vesting period, with 20% vesting each year. Vesting is automatically accelerated upon death or under certain circumstances disability. Vesting is also automatically accelerated for option awards made prior to 2007 upon retirement at age 65. Vesting stops under most other termination situations. The Committee believes this vesting schedule helps retain executive officers and key management employees and encourages them to make decisions geared towards long-term growth.

        The Committee has authorized the Company to issue stock options to executive officers and key management employees (including the named executive officers) pursuant to The 1997 Stock Option Plan for Key Employees of Amphenol and Subsidiaries and its amendments and pursuant to The 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries and its amendments (collectively, the "Stock Option Plans"). In determining the number of options to be granted to an individual employee, a value is imputed for each option, with reference to the Company's then current stock price, the estimated Black-Scholes valuation for option grants and the Company's growth assessment for its Common Stock. The Committee also considers information regarding the total amount of options available, an individual's base salary, the amount of stock options, if any, previously awarded to an individual, an individual's past and expected future contributions to the Company's financial performance and an individual's responsibilities for assisting the Company in achieving its long-term strategic goals. The total annual award expense for options granted is intended to be in the range of 3% to 5% of the Company's budgeted consolidated operating income for the year in which the grants are made.

        Employee stock options are granted at fair market value at the time of the award, i.e., the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the grant. Annual awards of stock options are made by the Committee in the second quarter of each year. Newly hired or promoted executives have on occasion received an award of stock options at the date of appointment. The Committee has never approved the grant of any stock options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date.

        All stock option recipients must enter into Stock Option Agreements and Management Stockholder's Agreements with the Company which set forth the terms and conditions and limitations applicable to any shares purchased pursuant to options granted.

        Insurance Benefits.    Each executive officer and key management employee (including the named executive officers) receives health and life insurance identical to the benefits of other employees working at the same location. The Company also makes a contribution to life insurance on behalf of almost all U.S.-based salaried employees pursuant to a formula that treats similarly situated employees equally.

        Retirement Benefits.    U.S.-based senior executives and key management employees (including the named executive officers) participate in the Company's Pension Plan and Supplemental Employee Retirement Plan (the "SERP") and the Company's 401(k) programs on the same terms and conditions as similarly situated U.S.-based salaried employees. For more information on the Pension Plan, the SERP and 401(k) programs, see "Pensions and Deferred Compensation" beginning on page 30.

  Perquisites.

        Mr. Loeffler and Mr. Norwitt were provided with access to car services in 2007. These services allow Mr. Loeffler and Mr. Norwitt to work more efficiently and facilitate their ability to communicate with the Company's global organization. Neither Mr. Loeffler nor Mr. Norwitt nor any other named executive officer individually received perquisites or personal benefits from the Company with an aggregate value of US$10,000 or more, other than Mr. Loeffler's and Mr. Norwitt's car services and the imputed value of Group Term Life Insurance in 2007 in excess of $50,000 net of employee payments, see table of "All Other Compensation" under footnote (6) on page 26.

  Compensation of Named Executive Officers.

        Company Performance—The base salary adjustments, bonus payments and stock option awards for each of the named executive officers for 2007 reflect the excellent sustained financial performance of the Company as measured against key objectives and the performance of its peer group and the industry, in general. A detailed analysis of the Company's sustained financial and operational performance is provided in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 that has been filed with the SEC.

        CEO Compensation—During 2007, the Company continued to outperform its peer group and the industry, in general. In 2007, the Company achieved new records for sales, earnings per share and cash flow. As the Company grows, the scope of Mr. Loeffler's responsibilities also continues to expand in size and complexity. In the three year period ending December 31, 2007, the Company's annual revenues increased by 86%, annual operating income increased by 100%, the number of plants and warehouses increased by 98% and the number of employees has increased by 96%. Mr. Loeffler, as Chairman and Chief Executive Officer of the Company, continues to play a vital role in the operation, growth and success of the Company and in maintaining and enhancing stockholder value.

        Mr. Loeffler's base salary for 2008 has been increased by 3.2% from $1,080,000 to $1,115,000. His incentive plan payment pursuant to the 2007 Management Incentive Plan was $993,600, representing approximately 92% of his 2007 base salary as compared to a maximum target incentive plan percentage payout for 2007 of 160% of his 2007 base salary. His target incentive plan payment pursuant to the 2008 Management Incentive Plan has been increased from 80% in 2007 to 85% of his base salary in 2008. In May 2007, Mr. Loeffler was awarded 360,000 options pursuant to the 2000 Option Plan with an exercise price of $34.55.

        Mr. Loeffler's 2008 base salary and 2008 incentive plan target were established based upon the Committee's review and consideration of Mr. Loeffler's personal performance and the review and consideration of available information on compensation of chief executive officers of other companies in the interconnect industry and other companies of comparable size. The Committee has also considered and will continue to consider the value of annual equity compensation awards made to the chief executive officers of other companies in the interconnect industry and other companies of comparable size and complexity in determining any option awards for Mr. Loeffler. The Committee believes that the option awards Mr. Loeffler has received continue to closely align Mr. Loeffler's interests with the Company's stockholders.

        In 2007, Mr Loeffler was provided with a car and driver. The Company incurred expenses associated with this car and driver were $31,930. The imputed value of compensation for Group Term Life Insurance provided to Mr. Loeffler in 2007 in excess of $50,000, net of employee payments, was $16,711.

        Other Named Executive Officer's Compensation.    In determining base salary adjustments, incentive plan payments and stock option awards for 2007 for each of the other named executive officers, the Committee considered each executive's performance against individual goals and objectives and the Committee evaluated the overall performance of the Company and each executive's contributions to that performance and, in the case of Mr. Walter and Mr. Raley, their contributions to the performance and results of the operating units they lead.

        Ms. Reardon's base salary was increased by 3.4% from $530,000 to $548,000 on January 1, 2008. Her incentive plan payment pursuant to the 2007 Management Incentive Plan was $304,750, representing approximately 58% of her average 2007 base salary as compared to a maximum target incentive plan percentage payout for 2007 of 100% of her average 2007 base salary. Her target incentive plan payment pursuant to the 2008 Management Incentive Plan has been increased from 50% in 2007 to 55% of her base salary in 2008. In May 2007, Ms. Reardon was awarded 110,000 options pursuant to the 2000 Option Plan with an exercise price of $34.55.

        Mr. Norwitt's base salary was increased by 26.5% from $415,000 to $525,000 on January 1, 2008 reflecting his continually increasing responsibilities within the Company. His incentive plan payment pursuant to the 2007 Management Incentive Plan was $269,750, representing approximately 65% of his 2007 base salary as compared to a maximum target incentive plan percentage payout for 2007 of 100% of his 2007 base salary. His target incentive plan payment pursuant to the 2008 Management Incentive Plan has been increased from 50% in 2007 to 60% of his base salary in 2008. In May 2007, Mr. Norwitt was awarded 120,000 options pursuant to the 2000 Option Plan with an exercise price of $34.55.

        Mr. Walter's base salary was increased by 4.9% from approximately $388,204 to $407,320 on January 1, 2008. His incentive plan payment pursuant to the 2007 Management Incentive Plan was $254,988, representing approximately 63% of his 2007 base salary as compared to a maximum target incentive plan percentage payout for 2007 of 100% of his 2007 base salary. His target incentive plan payment pursuant to the 2008 Management Incentive Plan has been increased from 50% in 2007 to 55% of his base salary in 2008. In May 2007, Mr. Walter was awarded 64,000 options pursuant to the 2000 Option Plan with an exercise price of $34.55.

        Mr. Raley's base salary was increased by 15% from $320,000 to $368,000 on January 1, 2008 reflecting his continually increasing responsibilities within the Company. His incentive plan payment pursuant to the 2007 Management Incentive Plan was $223,400, representing approximately 70% of his 2007 base salary as compared to a maximum target incentive plan percentage payout for 2007 of 100% of his 2007 base salary. His target incentive plan payment pursuant to the 2008 Management Incentive Plan has been increased from 45% in 2007 to 55% of his base salary in 2008. In May 2007, Mr. Raley was awarded 58,000 options pursuant to the 2000 Option Plan with an exercise price of $34.55.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee consists of three directors who are independent directors as defined under the NYSE Listing Standards. The Compensation Committee has undertaken a review of its Charter, practices and procedures. A copy of the current Compensation Committee Charter is available on the Company's website at www.amphenol.com by clicking on "Company", then "Investor Info", then "Corporate Governance" and then "Compensation Committee Charter".

        The Compensation Committee reports that it has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Company's Board of Directors that the Compensation Discussion & Analysis be included in this 2008 Proxy Statement.

Compensation Committee John R. Lord, Chairman Andrew E. Lietz Dean H. Secord

Compensation Committee Interlocks and Insider Participation

        During 2007, Messrs. Lietz, Lord and Secord served on the Compensation Committee, none of whom is or formerly was an employee or officer of the Company. Mr. Loeffler is the only officer or employee of the Company who served on the Company's Board of Directors during 2007. Mr. Loeffler does not serve on the Board of Directors of any other company.

SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation provided by the Company to the named executive officers during 2006 and 2007. It should be noted that Mr. Norwitt and Mr. Raley were not named executive officers of the Company for 2006. When setting total compensation for each of the named executive officers, the Compensation Committee reviews tally sheets showing the total current compensation, including equity and non-equity based compensation for each executive officer, including the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)		Change in Pension Value and Non quali- fied Deferred Compensa- tion Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)

M.H. Loeffler Chairman & CEO(2)	2007 2006	1,080,000 1,040,000	0 0	n/a n/a	3,021,668 2,451,717	993,600 1,331,200	(3) (4)	326,600 336,400	48,641 48,186	5,470,509 5,207,503
D.G. Reardon Senior Vice President & CFO	2007 2006	530,000 492,500	0 0	n/a n/a	461,490 443,262	304,750 394,000	(3) (4)	0 97,600	41,393 1,676	1,337,633 1,429,038
R.A. Norwitt President & COO(2)	2007 2006	415,000 315,000	0 0	n/a n/a	400,310 303,854	269,750 148,838	(3) (4)	0 13,300	37,672 623	1,122,732 781,615
L. Walter Senior Vice President	2007 2006	407,320 369,605	0 0	n/a n/a	364,934 290,625	254,988 253,588	(3) (4)	0 80,400	25,160 1,080	1,052,402 995,298
Z.W. Raley Vice President	2007 2006	320,000 275,000	0 0	n/a n/a	436,157 203,298	223,400 126,500	(3) (4)	0 27,900	18,959 540	998,516 633,238

(1)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 and 2007, in accordance with FAS 123R of awards pursuant to the Stock Option Plans, and thus include amounts from awards granted in and awards granted prior to 2006 and 2007. Assumptions used in the calculation of these amounts are included in Note 1—Summary of Significant Accounting Policies; Stock Options to the Company's consolidated financial statements for the fiscal years ended December 31, 2006 and 2007 included in the Company's Annual Report on Form 10-K, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. These amounts reflect the Company's accounting expense for these awards in 2006 and in 2007 , and do not correspond to the actual value that may be recognized by the named executive officers when such option awards are actually exercised.

(2)
During 2006, Mr. Loeffler served as Chairman, President and Chief Executive Officer of the Company. Effective January 1, 2007, R. Adam Norwitt was appointed President and Chief Operating Officer of the Company. Mr. Loeffler continues as Chairman and Chief Executive Officer. Prior to January 1, 2007, Mr. Norwitt was senior vice president and group general manager of the Company's Worldwide RF and Microwave Products division.

(3)
The non-equity incentive plan compensation for 2007 for all plan participants including the named executive officers was paid in January 2008. See "Performance Based Incentive Plans" on page 20.

(4)
The non-equity incentive plan compensation for 2006 for all plan participants including the named executive officers was paid in January 2007.

(5)
In 2006, the Company amended its Pension Plan for Employees of Amphenol Corporation (the "Pension Plan") by freezing accruals effective December 31, 2006 for certain personnel below the age of 50 and/or with certain years of service with the Company. Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan (the "DC SERP"). Beginning in 2007, Ms. Reardon and Messrs. Norwitt, Walter and Raley are no longer accruing any additional benefits under the Pension Plan. Mr. Loeffler continues to accrue additional benefits under the Pension Plan but he does not receive an employer contribution under the Amphenol 401(k) Plan nor does he participate in the DC SERP. Notwithstanding that their pension benefits were frozen effective December 31, 2006, there was a change in pension values for Ms. Reardon and Messrs. Norwitt, Walter and Raley of ($4,400), ($900), $2,000 and ($2,100), respectively, because of changes in actuarial assumptions in 2007 as compared to 2006, primarily relating to an increase in the discount rate and the elimination of the mortality decrement before retirement age.

(6)
"All Other Compensation" consists of the following:

Name	Year	Imputed Compensation for Group Life Insurance in excess of $50,000 Net of Employee Payments ($)	Car & Driver ($)	401(k) Match ($)	DC SERP ($)	Total ($)

M.H. Loeffler	2007 2006	16,711 16,078	31,930 32,108	0 0	0 0	48,641 48,186

D.G. Reardon	2007 2006	1,818 1,676	0 0	11,250 0	28,325 0	41,393 1,676

R.A. Norwitt	2007 2006	842 623	13,826 0	11,250 0	11,754 0	37,672 623

L. Walter	2007 2006	1,152 1,080	0 0	11,250 0	12,758 0	25,160 1,080

Z.W. Raley	2007 2006	634 540	0 0	11,250 0	7,075 0	18,959 540

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct certain compensation paid to the principal executive officer and certain other executive officers in excess of $1 million per year. However, certain performance-based compensation is not subject to such limitation. The Company's Incentive Plan is a performance-based bonus plan and is designed and is intended to qualify for such performance-based deductibility exception.

Employment Agreements

        Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid, at the Company's discretion, an additional fifty percent of base salary in the form of salary continuation following his/her termination for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company.

        Pursuant to an employment letter agreement with the Company dated July 28, 1987, Mr. Loeffler is guaranteed a minimum annual bonus of $30,000. Under this agreement, Mr. Loeffler would be entitled, upon termination of his employment with the Company, to 18 months severance pay, which includes base salary plus any Incentive Plan payment; upon involuntary termination, Mr. Loeffler would also be entitled to certain relocation expenses to Austria, provided that he requests this benefit within six months after his last day of employment with the Company.

        Pursuant to an employment letter agreement with the Company dated March 22, 1999, the Company has agreed that if Mr. Walter is terminated, the Company is obligated to pay him lump sum severance equal to 100% of the base compensation he received in the twelve-month period preceding his termination, provided that no severance payment will be made to Mr. Walter if he voluntarily terminates his employment or if he is terminated for cause.

Stock Option Plans

        The 1997 Option Plan for Key Employees of Amphenol and Subsidiaries.    In May 1997, the Board of Directors authorized and approved The 1997 Stock Option Plan for Key Employees of Amphenol and Subsidiaries (the "1997 Option Plan"). Only non-qualified stock options as defined in Section 422 of the Internal Revenue Code (the "Code") have been granted under the Amended 1997 Option Plan.

        In January 1998, the Board of Directors authorized and approved The Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries (the "First Amended 1997 Option Plan") which increased the number of shares of Common Stock to be reserved for issuance under the 1997 Option Plan from 9,600,000 to 14,000,000 shares.

        In January 2003, the Board of Directors authorized and approved the Second Amended 1997 Option Plan for Key Employees of Amphenol and Subsidiaries (the "Amended 1997 Option Plan)" which decreased the number of shares of Common Stock to be reserved for issuance under the First Amended 1997 Option Plan from 14,000,000 to 11,304,000 shares. No further grants may be made under the Amended 1997 Option Plan. The exercise prices of the 55,920 options that remain outstanding under the Amended 1997 Option Plan as of April 1, 2008 range from $4.00 to $8.28.

        The Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries.    In June 2000, the Board authorized the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2000 Option Plan"). The terms of the 2000 Option Plan are similar to the terms of the 1997 Amended Option Plan.

        In January 2003, the Board authorized and approved the Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "First Amended 2000 Option Plan") which increased the number of shares of Common Stock to be reserved for issuance under the 2000 Option Plan from 7,200,000 to 16,000,000 shares. The First Amended 2000 Option Plan also increased the number of options that may be granted to any one participant in the First Amended 2000 Option Plan from not more than 2,000,000 to not more than 4,000,000 options. The First Amended 2000 Option Plan was approved by stockholders at the 2003 Annual Meeting.

        In April 2004, the Board authorized and approved the Second Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "Second Amended 2000 Option Plan") which amended the 2000 Option Plan to provide that no options could be granted under the 2000 Option Plan at less than the fair market value of the Company's Common Stock on the date of such grant, to eliminate the ability to grant any restricted stock awards, stock appreciation rights ("SARs"), dividend equivalent rights, performance units, performance shares or any other stock-based grants, other than non-qualified options under the 2000 Option Plan and to require stockholder approval of any further material amendments to the 2000 Option Plan. The Second Amended 2000 Option Plan did not require stockholder approval.

        In January 2006, the Board authorized and approved the Third Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries which increased the number of shares of Common Stock to be reserved for issuance under the Amended 2000 Option Plan from 16,000,000 to 24,000,000 shares (the "Third Amended 2000 Option Plan"). The Third Amended 2000 Option Plan also increased the number of options that may be granted to any one participant in the Third Amended 2000 Option Plan from not more than 4,000,000 to not more than 6,000,000 options. Unless terminated earlier by the Board, the Third Amended 2000 Option Plan will terminate in June 2010. All other terms of the Third Amended 2000 Option Plan are the same as the Second Amended 2000 Option Plan. The Third Amended 2000 Option Plan was approved by stockholders at the 2006 Annual Meeting.

        In April 2007, the Board authorized and approved the Fourth Amended 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "Fourth Amended 2000 Option Plan") which eliminated automatic accelerated vesting of unvested options upon normal retirement at age 65. Vesting for all option grants made prior to 2007 would be accelerated automatically upon retirement at age 65. The Fourth Amended 2000 Option Plan did not require stockholder approval.

        The Fourth Amended 2000 Option Plan is administered by the Compensation Committee of the Board. The Compensation Committee will consider recommendations of the Chief Executive Officer and other senior management employees of the Company and determine those employees of Amphenol and its subsidiaries who will be eligible to receive additional options, the number and the terms and conditions of each option grant, the form of the option agreement and any conditions on the exercise of an option award.

        A total of 2,163,000 options were granted in May 2007 at an exercise price of $34.55 to 210 key employees of the Company including the named executive officers. In addition, 6,000 options were granted in May 2007 to one key employee of a subsidiary of the Company at an exercise price of $35.22. Also, 11,000 and 7,500 options, respectively, were granted in October 2007 and November 2007, respectively, to two key employees of the Company at exercise prices of $39.79 and $43.52, respectively. Of the 24,000,000 shares of Common Stock reserved for issuance pursuant to the Fourth Amended 2000 Option Plan, 5,794,720 shares are available for future grants as of April 1, 2008.

        On April 1, 2008 the market value per share of Common Stock was $38.86 (determined by reference to the closing price listed on the New York Stock Exchange, Inc. Composite Tape). The exercise prices of the 10,983,023 options outstanding as of April 1, 2008 under the 2000 Option Plan and its amendments range from $9.28 to $43.52.

Repricing of Options/Granting of SARs

        During the last fiscal year, the Company did not reprice any options nor did it grant any SARs.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2007

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #
M.H. Loeffler	5/24/07	n/a	n/a	n/a	n/a	n/a	n/a	n/a	360,000	$34.55/ share	$3,974,400
D.G. Reardon	5/24/07	n/a	n/a	n/a	n/a	n/a	n/a	n/a	110,000	$34.55/ share	$1,214,400
R.A. Norwitt	5/24/07	n/a	n/a	n/a	n/a	n/a	n/a	n/a	120,000	$34.55/ share	$1,324,800
L. Walter	5/24/07	n/a	n/a	n/a	n/a	n/a	n/a	n/a	64,000	$34.55/ share	$706,560
Z.W. Raley	5/24/07	n/a	n/a	n/a	n/a	n/a	n/a	n/a	58,000	$34.55/ share	$640,320
(1)
The amounts in this column reflect the full grant date fair value of the option awards granted on May 24, 2007 calculated in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in Note 1-Summary of Significant Accounting Policies; Stock Options to the Company's consolidated financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. These amounts reflect the Company's total potential accounting expense for these 2007 option grants, and do not correspond to the actual value that may be recognized by the named executive officers when these options are exercised.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

Option Awards(1)
Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable
				Option Exercise Price ($)		Stock Awards
Option Expiration Date
Name						Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
M.H. Loeffler	668,000 400,000 600,000 400,000 240,000 160,000 80,000 0	0 0 0 100,000 160,000 240,000 320,000 360,000	n/a n/a n/a n/a n/a n/a n/a n/a	12.3906 10.3075 10.9525 10.0450 15.0750 18.3950 26.8050 34.5500	June 6, 2010 April 25, 2011 May 2, 2012 April 15, 2013 April 16, 2014 April 12, 2015 May 24, 2016 May 24, 2017	n/a n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a n/a
D.G. Reardon	5,040 92,000 30,608 48,000 38,400 36,000 24,000 40,000 24,000 0	0 0 0 0 9,600 24,000 16,000 60,000 96,000 110,000	n/a n/a n/a n/a n/a n/a n/a n/a n/a n/a	4.7735 12.3906 10.3075 10.9525 10.0450 15.0750 16.7750 18.3950 26.8050 34.5500	April 22, 2009 June 6, 2010 April 25, 2011 May 2, 2012 April 15, 2013 April 16, 2014 Oct. 19, 2014 April 12, 2015 May 24, 2016 May 24, 2017	n/a n/a n/a n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a n/a n/a n/a
R.A. Norwitt	4,800 14,400 16,000 32,000 20,800 13,600 0	0 0 8,000 16,000 31,200 54,400 120,000	n/a n/a n/a n/a n/a n/a n/a	10.3075 10.9525 10.0450 15.0925 18.3950 26.8050 34.5500	April 25, 2011 May 2, 2012 April 15, 2013 Nov. 17, 2013 April 12, 2015 May 24, 2016 May 24, 2017	n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a
L. Walter	32,000 60,000 48,000 30,000 21,600 13,200 0	0 0 12,000 20,000 32,400 52,800 64,000	n/a n/a n/a n/a n/a n/a n/a	10.3075 10.9525 10.0450 15.0750 18.3950 26.8050 34.5500	April 25, 2011 May 2, 2012 April 15, 2013 April 16, 2014 April 12, 2015 May 24, 2016 May 24, 2017	n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a n/a
Z.W. Raley	60,000 24,000 12,000 14,400 10,400 0	0 6,000 8,000 21,600 41,600 58,000	n/a n/a n/a n/a n/a n/a	10.9525 10.0450 15.0750 18.3950 26.8050 34.5500	May 2, 2012 April 15, 2013 April 16, 2014 April 12, 2015 May 24, 2016 May 24, 2017	n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a	n/a n/a n/a n/a n/a n/a
(1)
All employee options currently outstanding vest at a rate of 20% per year over the first five years of the ten-year option term, subject to certain exceptions. Vesting of all options would be accelerated upon death or disability for all unvested options. Vesting for all option grants made prior to 2007 would be accelerated automatically upon retirement at age 65. Vesting stops immediately upon termination of active employment under most other termination situations.

OPTION EXERCISES AND STOCK VESTED FOR THE 2007 FISCAL YEAR

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
M.H. Loeffler	700,000	20,959,500	n/a	n/a
D.G. Reardon	0	0	n/a	n/a
R.A. Norwitt	0	0	n/a	n/a
L. Walter	94,000	2,122,553	n/a	n/a
Z.W. Raley	102,300	2,550,236	n/a	n/a
(1)
All shares acquired on exercise of option awards for the 2007 fiscal year were immediately sold by each of the named executive officers.

PENSIONS AND DEFERRED COMPENSATION

Pension Plan

        Pension Plan Background.    Through December 31, 2006, the only retirement benefit funded by the Company was its pension plans. Prior to 1998, the Company and its U.S. domestic subsidiaries maintained eight separate defined benefit pension plans covering substantially all U.S. employees of Amphenol Corporation and its U.S. subsidiaries. Effective December 31, 1997, these pension plans were merged into the Pension Plan for Employees of Amphenol Corporation (the "Plan"). The prior formulas for calculating pension benefits for employees from different operations were retained in different sections of the Plan. All the named executive officers participate in and their pension benefits are calculated under either the Amphenol Plan Section or the LPL Plan Section of the Plan.

        In 2006, the Company amended the Plan by freezing accruals effective December 31, 2006 for certain personnel (referred to herein as the "non-grandfathered participants"). Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan for these non-grandfathered participants.

        Non-grandfathered participants are salaried employees of Amphenol Corporation or one of its subsidiaries participating in the Plan who are not "grandfathered participants". "Grandfathered participants" are all salaried personnel of Amphenol Corporation or its subsidiaries participating in the Plan who as of December 31, 2006 were either: (i) age 50 or older with 15 or more years of service or (ii) who had 25 or more years of service. Of the five named executive officers, Mr. Loeffler is the only grandfathered participant. Ms. Reardon and Messrs. Norwitt, Raley, and Walter are non-grandfathered participants.

        Grandfathered participants, including Mr. Loeffler, will continue to accrue incremental benefits under the Plan and will continue to be eligible to participate in the Amphenol 401(k) plan with no employer contributions. Additional benefit accruals for non-grandfathered participants in the Plan ceased effective January 1, 2007. The Plan freeze for non-grandfathered participants does not affect any retirement benefit earned by such non-grandfathered participants under the Plan prior to January 1, 2007.

        The Company has a policy that prohibits granting extra years of credited service under the Plan.

        General Provisions of the Plan.    The Plan provides for annual pensions to certain salaried employees who complete five years of service with the Company. The normal retirement date under the Plan is the first day of the month following a participant's 65th birthday. A participant may also retire as of the first day of any month subsequent to the participant's 55th birthday and completion of ten years of service, however, a participant's normal retirement benefit is reduced by as much as 50% if payment of retirement benefits commences upon early retirement. Retirement benefits are paid in the form of a life annuity (generally a reduced joint and survivor annuity for married participants).

        Mr. Loeffler's Retirement Benefit Assuming He Elects Early Retirement.    Mr. Loeffler meets the age requirements for early retirement under the Plan. If Mr. Loeffler were to have elected early retirement as of December 31, 2007, he could have elected to receive his accrued benefit starting at age 65 or a reduced benefit commencing as of his retirement date. The reduced benefit would be equal to the benefit that would otherwise be payable at his normal retirement date ($7,078 per month payable from the Plan and $15,203 per month payable from the SERP), reduced by 1/180th for each month by which Mr. Loeffler's hypothetical early retirement precedes his normal retirement date (i.e. 22 months). Using this formula, Mr. Loeffler's early retirement benefit if he had elected early retirement as of December 31, 2007 would have been $6,213 per month payable from the Plan and $13,345 per month payable from the SERP.

        Details About the Amphenol Plan Section.    The Company is required to make all contributions necessary to provide benefits payable under the Amphenol Plan Section of the Plan. No participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the Amphenol Plan Section of the Plan as the participant's highest average annual total compensation from the Company and its participating divisions or affiliates, excluding bonuses and incentive plan payments, during any five consecutive years of service with the Company or its participating divisions or affiliates during the ten calendar years of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the Amphenol Plan Section of the Plan is equal to the greater of: (i) 1.1% of the participant's average final pensionable compensation multiplied by the participant's years of credited service or (ii) 1.8% of the participant's average final pensionable compensation multiplied by the participant's years of credited service not in excess of 25 (1% for years in excess of 25) reduced by 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 30. In 2007, Messrs. Loeffler and Norwitt were the only named executive officers in the Amphenol Plan Section of the Plan, although Mr. Norwitt's benefit was frozen as of December 31, 2006.

        Details About the LPL Plan Section.    Prior to January 1, 2000, participants in the LPL Plan Section of the Plan were required to make contributions to the Plan. Since January 1, 2000, no participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the LPL Plan Section of the Plan as the participant's highest average annual total compensation from the Company and its participating divisions or affiliates, including bonuses and incentive plan payments, during any five consecutive years of service with the Company and its participating divisions or affiliates during the ten years of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the LPL Plan Section of the Plan is equal to 2% of the participant's average final pensionable compensation multiplied by the participant's years of credited service not in excess of 25 less 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 25. In 2007, Ms. Reardon and Messrs. Raley and Walter were the only named executive officers in the LPL Plan Section of the Plan, although each of their benefits was frozen as of December 31, 2006.

        Supplemental Employee Retirement Plan.    Section 415 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), currently limits the maximum annual benefit which may be paid to any employee from a tax-qualified plan to $180,000 in 2007 and $185,000 in 2008. Section 401(a)(17) of the Internal Revenue Code currently limits the amount of compensation taken into account under a tax-qualified plan to $225,000 in 2007 and $230,000 in 2008. These limitations continue to be subject to future adjustment. The Company sponsors a Supplemental Employee Retirement Plan ("SERP") which formally provides for the payment of the portion of an annual pension which cannot be paid from the Plan as a result of the Internal Revenue Code limitations described above. Final average pensionable compensation under the SERP, however, is limited to 3.33 times the Section 401(a)(17) limitation beginning with 2007 pensionable compensation ($500,000 for years before 2007).

Pension Benefits for the 2007 Fiscal Year

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
M.H. Loeffler	Pension Plan for Employees of Amphenol Corporation	34.0	744,200	0
	Amphenol Corporation Supplemental Employee Retirement Plan	34.0	1,598,500	0
D.G. Reardon	Pension Plan for Employees of Amphenol Corporation	17.5	254,000	0
	Amphenol Corporation Supplemental Employee Retirement Plan	17.5	241,700	0
R.A. Norwitt(3)	Pension Plan for Employees of Amphenol Corporation	3.0	19,700	0
	Amphenol Corporation Supplemental Employee Retirement Plan	3.0	6,600	0
L. Walter(4)	Pension Plan for Employees of Amphenol Corporation	8.0	114,900	0
	Amphenol Corporation Supplemental Employee Retirement Plan	8.0	130,900	0
Z.W. Raley	Pension Plan for Employees of Amphenol Corporation	7.0	52,700	0
	Amphenol Corporation Supplemental Employee Retirement Plan	7.0	17,100	0
(1)
Computed as of December 31, 2007, the same Plan measurement date used for financial statement reporting purposes with respect to the Company's audited 2007 financial statements. Credited Service was frozen as of December 31, 2006 for Ms. Reardon and Messrs. Norwitt, Walter and Raley.

(2)
Calculation of present value reflects FASB Statement No. 87 expense assumptions described in Note 5—Benefit Plans and Other Postretirement Benefits to the Consolidated Financial Statements to the Company's 2007 Annual Report on Form 10-K.

(3)
Although as of December 31, 2007 Mr. Norwitt had been employed with the Company or its subsidiaries for 9.0 years, he has only 3.0 years of credited service in the Plan and the SERP. Prior to becoming employed by Amphenol Corporation and joining the Plan and the SERP, Mr. Norwitt was employed by Amphenol East Asia Limited, a Hong Kong subsidiary of the Company.

(4)
Although as of December 31, 2007 Mr. Walter had been employed with the Company or its subsidiaries for approximately 24 years, he has only 8.0 years of credited service in the Plan and the SERP. Prior to becoming employed by Amphenol Corporation and joining the Plan and the SERP, Mr. Walter was employed by Amphenol Socapex SAS, a French subsidiary of the Company.

        Pension Plan and 401(k) Plan Changes.    Prior to December 31, 2006, none of the named executive officers participated in a non-qualified defined contribution or other deferred compensation plan. Prior to December 31, 2006, all salaried personnel of Amphenol Corporation and its subsidiaries which participate in the Plan had a retirement income program consisting of: (i) eligibility to participate in the Plan and (ii) the Company's qualified 401(k) savings plan, for which the Company did not make any contributions (the "Amphenol 401(k) Plan").

        In 2006, the Company amended this retirement income program by freezing accruals under the Plan effective December 31, 2006 and simultaneously implementing employer contributions to the Amphenol 401(k) Plan for non-grandfathered participants. Grandfathered participants continue to accrue incremental benefits under the Plan and to participate in the Amphenol 401(k) plan with no employer contributions to the Amphenol 401(k) Plan.

        As part of these changes to the retirement income program, commencing January 1, 2007, non-grandfathered participants are provided a Company contribution to their Amphenol 401(k) Plan accounts equal to 2% of their covered earnings. No employee contribution is required for this 2% Company contribution. In addition, the Company will match 100% of the employee's first 3% contribution to his or her Amphenol 401(k) Plan account.

        The Company also sponsors a non-qualified supplemental defined contribution plan (the "DC SERP") effective January 1, 2007. Under the DC SERP, non-grandfathered participants are credited with a 5% employer allocation under the DC SERP on compensation in excess of the maximum amount that may be taken into account under the Amphenol 401(k) Plan. Compensation for this purpose is limited to 6.66 times the Section 401(a)(17) limit. Eligible employees are also permitted to defer a portion of compensation in excess of the maximum amount that he or she is allowed to defer into his or her Amphenol 401(k) Plan account into his or her DC SERP account.

Nonqualified Deferred Compensation for the 2007 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
M.H. Loeffler	n/a	n/a	n/a	n/a	n/a
D.G. Reardon	32,454	28,325	(2,088)	n/a	58,690
R.A. Norwitt	15,732	11,754	(78)	n/a	27,408
L. Walter	0	12,758	94	n/a	12,852
Z.W. Raley	10,284	7,075	(470)	n/a	16,889
(1)
The amounts in this column reflect the Company's allocation to the non-qualified supplemental defined contribution accounts for the benefit of Ms. Reardon and Messrs. Norwitt, Walter and Raley, respectively, see table "All Other Compensation" under footnote (6) on page 26. Mr. Loeffler is not eligible to participate in the non-qualified supplemental defined contribution plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The amount of compensation that may be payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change of control and in the event of disability or death of the executive is shown on the tables on pages 35 to 37. The amounts shown assume that such termination was effective as of December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts which would have been paid out to the executives in connection with their termination. The actual amounts to be paid out can only be determined in the event of and at the time of such executive's separation from the Company.

        Payments Made Upon Termination.    Regardless of the manner in which a named executive officer's employment is terminated, she or he is entitled to receive amounts earned during her or his term of employment. Such amounts might include:

  •
  unused vacation pay;

  •
  amounts accrued and vested through the Company's retirement plans;

  •
  statutory entitlements; and

  •
  non-equity incentive compensation relating to the fiscal year.

        Payments Made Upon Normal Retirement.    In the event of normal retirement at age 65 of any employee, including a named executive officer, in addition to the items identified above she or he will immediately vest in all options awarded prior to 2007.

        Payments Made Upon Death or Disability.    In the event of the death or disability of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading "Payments Made Upon Termination" above, she or he will receive benefits under the Company's disability plan and/or payments under the Company's Group Term Life Insurance plan, as appropriate. In the event of death or disability as defined in the Company's Option Plans, she or he will also immediately vest in all outstanding options.

        Payments Made Upon a Change in Control.    Immediately prior to a change in control, all outstanding options held by any employee, including a named executive officer, immediately vest and become exercisable. A change in control is deemed to occur if there is a sale of all or substantially all of the assets of the Company or there is an acquisition of more than 50% of the Common Stock of the Company by a person or group.

        Health Care Benefits.    The Company does not currently offer any employee, including its named executive officers, any enhanced health care benefits on termination for any reason.

        The table below and the tables on pages 36 and 37 show the potential payments that would have been made to each of the named executive officers upon termination or a change of control of the Company if such event were to have occurred on December 31, 2007.

Martin H. Loeffler Benefit and Payments upon Separation	Voluntary Termination ($)		Early Retirement ($)		Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)		Death ($)
Severance payment(1)	3,110,400	(2)	3,110,400	(2)	0	3,110,400	0	3,110,400	3,110,400	(2)	0
Relocation expenses(3)	80,000	(2)	80,000	(2)	0	80,000	0	80,000	80,000	(2)	0
Minimum annual bonus(4)	30,000		30,000		30,000	30,000	0	30,000	30,000		30,000
Incentive Plan compensation(5)	993,600		993,600		993,600	993,600	0	993,600	993,600		993,600
Pay for covenant not to compete(6)	1,080,000		1,080,000		1,080,000	1,080,000	1,080,000	1,080,000	1,080,000		0
Accrued vacation pay	103,846		103,846		103,846	103,846	103,846	103,846	103,846		103,846
Company funded disability(7)	0		0		0	0	0	0	540,000		0
Vesting of stock options(8)	0		0		21,614,500	25,869,700	0	25,869,700	25,869,700		25,869,700
(1)
Pursuant to his July 28, 1987 employment letter agreement with the Company, upon involuntary termination or mutually agreed termination, Mr. Loeffler would be entitled to severance pay equal to the sum of eighteen months of his base salary plus bonus. Severance payment amounts were calculated based on Mr. Loeffler's 2007 base salary and incentive plan compensation.

(2)
The Company's obligation to pay this amount would be contingent upon Mr. Loeffler and the Company mutually agreeing on the termination of Mr. Loeffler's employment.

(3)
Pursuant to his July 28, 1987 employment letter agreement with the Company, upon involuntary termination or mutual termination, Mr. Loeffler would be entitled to certain relocation expenses to Austria if he elects to relocate to Austria within six months of the termination of his employment. The potential cost to the Company of this benefit is estimated to be approximately $80,000.

(4)
Pursuant to his July 28, 1987 employment letter agreement with the Company, Mr. Loeffler is entitled to a minimum annual bonus of $30,000 per annum. This amount would not be separately paid if Mr. Loeffler were paid Incentive Plan compensation.

(5)
This is the amount actually paid to Mr. Loeffler in January 2008 pursuant to the 2007 Incentive Plan. Assuming a termination event as of December 31, 2007, this amount would only have been paid upon approval by the Compensation Committee.

(6)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Payments are made in the form of salary continuation.

(7)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $540,000 assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(8)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amount under the column Normal Retirement represents the net value (i.e., the excess of the fair value of the stock minus the exercise price of an option) of all unvested options awarded prior to 2007 as of December 31, 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.37 on December 31, 2007. The indicated amounts under all columns other than the column Normal Retirement represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2007, including all options awarded in 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.37 on December 31, 2007.

Diana G. Reardon Benefit and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)
Incentive Plan compensation(1)	304,750	304,750	304,750	304,750	0	304,750	304,750	304,750
Pay for covenant not to compete(2)	530,000	530,000	530,000	530,000	530,000	530,000	530,000	0
Accrued vacation pay	40,769	40,769	40,769	40,769	40,769	40,769	40,769	40,769
Company funded disability(3)	0	0	0	0	0	0	265,000	0
Vesting of Stock Options(4)	0	0	5,130,060	6,430,260	0	6,430,260	6,430,260	6,430,260
(1)
This is the amount actually paid to Ms. Reardon in January 2008 pursuant to the 2007 Incentive Plan. Assuming a termination event as of December 31, 2007, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $265,000 is based on Ms. Reardon's 2007 end of year base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amount under the column Normal Retirement represents the net value (i.e., the excess of the fair value of the stock minus the exercise price of an option) of all unvested options awarded prior to 2007 as of December 31, 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.37 on December 31, 2007. The indicated amounts under all columns other than the column Normal Retirement represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2007, including all options awarded in 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.37 on December 31, 2007.

R. Adam Norwitt Benefit and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)
Incentive Plan compensation(1)	269,750	269,750	269,750	269,750	0	269,750	269,750	269,750
Pay for covenant not to compete(2)	415,000	415,000	415,000	415,000	415,000	415,000	415,000	0
Accrued vacation pay	31,923	31,923	31,923	31,923	31,923	31,923	31,923	31,923
Company funded disability(3)	0	0	0	0	0	0	207,500	0
Vesting of Stock Options(4)	0	0	2,728,196	4,146,596	0	4,146,596	4,146,596	4,146,596
(1)
This is the amount actually paid to Mr. Norwitt in January 2008 pursuant to the 2007 Incentive Plan. Assuming a termination event as of December 31, 2006, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $207,500 is based on Mr. Norwitt's 2007 base salary and assumes the maximum possible amount is paid, i.e. 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amount under the column Normal Retirement represents the net value (i.e., the excess of the fair value of the stock minus the exercise price of an option) of all unvested options awarded prior to 2007 as of December 31, 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.37 on December 31, 2007. The indicated amounts under all columns other than the column Normal Retirement represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2007, including all options awarded in 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.37 on December 31, 2007.

Luc Walter Benefit and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)
Severance Payment(1)	0	0	0	407,320	0	407,320	0	0
Incentive Plan compensation(2)	254,988	254,988	254,988	254,988	0	254,988	254,988	254,988
Pay for covenant not to compete(3)	407,320	407,320	407,320	407,320	407,320	407,320	407,320	0
Accrued vacation pay	26,538	26,538	26,538	26,538	26,538	26,538	26,538	26,538
Company funded disability(4)	0	0	0	0	0	0	203,660	0
Vesting of stock options(5)	0	0	3,001,222	3,757,702	0	3,757,702	3,757,702	3,757,702
(1)
Pursuant to his March 22, 1999 employment letter agreement with the Company, upon an involuntary not for cause termination, Mr. Walter would be entitled to a lump sum severance pay equal to base compensation paid in the last twelve months.

(2)
This is the amount actually paid to Mr. Walter in January 2008 pursuant to the 2007 Incentive Plan. Assuming a termination event as of December 31, 2007, this amount would only have been paid upon approval by the Compensation Committee.

(3)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Payments are made in the form of salary continuation.

(4)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $203,660 is based on Mr. Walter's 2007 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(5)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amount under the column Normal Retirement represents the net value (i.e., the excess of the fair value of the stock minus the exercise price of an option) of all unvested options awarded prior to 2007 as of December 31, 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.37 on December 31, 2007. The indicated amounts under all columns other than the column Normal Retirement represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2007, including all options awarded in 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.37 on December 31, 2007.

Zachary W. Raley Benefit and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)
Incentive Plan compensation(1)	223,400	223,400	223,400	223,400	0	223,400	223,400	223,400
Pay for covenant not to compete(2)	320,000	320,000	320,000	320,000	0	320,000	320,000	0
Accrued vacation pay	18,462	18,462	18,462	18,462	18,462	18,462	18,462	18,462
Company funded disability(3)	0	0	0	0	0	0	160,000	0
Vesting of stock options(4)	0	0	1,886,474	2,572,034	0	2,572,034	2,572,034	2,572,034
(1)
This is the amount actually paid to Mr. Raley in January 2008 pursuant to the 2007 Incentive Plan. Assuming a termination event as of December 31, 2007, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee will be paid an additional fifty percent of base salary following her/his termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $160,000 is based on Mr. Raley's 2007 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amount under the column Normal Retirement represents the net value (i.e., the excess of the fair value of the stock minus the exercise price of an option) of all unvested options awarded prior to 2007 as of December 31, 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.37 on December 31, 2007. The indicated amounts under all columns other than the column Normal Retirement represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2007, including all options awarded in 2007, based on the closing price of the Company's Common Stock on the New York Stock Exchange of $46.37 on December 31, 2007.

PROPOSAL 3. RATIFY AND APPROVE THE AMENDED 2004 STOCK OPTION PLAN
FOR DIRECTORS OF AMPHENOL CORPORATION

        In January 2004, the Board approved The 2004 Stock Option Plan for Directors of Amphenol Corporation (the "Directors' Option Plan"). The Directors' Option Plan is administered by the Board of Directors. The purpose of the Directors' Option Plan is to further assist the Company in the recruitment, retention and compensation of qualified Directors and to promote a closer identity of the long-term interests of the Company's Directors with the long-term interests of its stockholders. Pursuant to the terms of the Directors' Option Plan, each independent director receives an annual award of 8,000 stock options. Options granted under the Directors' Option Plan vest ratably over 3 years and there are no additional restrictions on transfer or sale. 500,000 shares of Common Stock are reserved for issuance under the Directors' Option Plan. There remain 320,000 shares of Common Stock available for future awards under the Directors' Option Plan.

        In April 2007, the Board approved, subject to stockholder approval at the 2008 Annual Meeting of Stockholders, an amendment to the Directors' Option Plan to increase the options awarded to each non-employee director from 8,000 to 10,000 options per year, commencing with the 2007 award. Options are and will continue to be awarded annually at the closing price of the Company's Common Stock on the day after of the Company's Annual Meeting of Stockholders. A copy of The Amended 2004 Stock Option Plan for Directors of Amphenol Corporation is attached hereto as Annex B to this Proxy Statement.

        This proposed amendment to the Directors' Option Plan was made in conjunction with the Board of Directors decision in April 2007 not to increase the annual retainer fee paid to Directors and to increase the annual fee paid to the Chairman of the various committees of the Board, see "Director Compensation for the 2007 Fiscal Year" on page 10.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE AMENDED 2004 STOCK OPTION PLAN FOR DIRECTORS OF AMPHENOL CORPORATION.

STOCKHOLDER PROPOSALS

        Any stockholder desiring to include a proposal in the Company's 2009 Proxy Statement must submit such proposal to the Company. Such proposals must be received by the Company no later than the close of business on December 30, 2008 and must satisfy the requirements under the applicable rules of the SEC. If mailed, proposals should be sent by Certified Mail—Return Receipt Requested to the attention of the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

        Under the current rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Company's Common Stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

        The Company's By-laws require that the Company should have received written notice of any proposals which stockholders intended to present at the 2008 Annual Meeting (other than those submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Exchange Act), not less than 60 and no more than 90 days prior to the meeting. Accordingly, any such notice should have been received by the Company no earlier than February 21, 2008 and no later than March 22, 2008.

GENERAL AND OTHER MATTERS

        At the date of this Proxy Statement, the Company knows of no business that will be brought before the 2008 Annual Meeting of Stockholders other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

        The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. Proxies may be solicited personally, by mail, e-mail, telephone or other means of communication by the Company's directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation.

        The Company has herewith and/or heretofore provided each stockholder whose proxy is being solicited hereby, a copy of the Company's 2007 Annual Report, including financial statements. Written requests for additional copies should be directed to: Controller, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530. The Company's 2007 Annual Report, including financial statements, is also available from the Company's website at www.amphenol.com by clicking on "Company", then "Investor Info" and then "Financial Reports".

        In addition, printed copies of the Company's most current Governance Principles, its Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors will be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530. The Principles, Code and Charters are also available from the Company's website at www.amphenol.com by clicking on "Company", then "Investor Info", then "Corporate Governance", then the desired Principles, Code or Charter.

PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
REPLY ENVELOPE ON WHICH NO POSTAGE NEED BE AFFIXED IF MAILED
IN THE UNITED STATES.

By Order of the Board of Directors,
Edward C. Wetmore
Secretary

April 28, 2008

ANNEX A

AMPHENOL CORPORATION
AUDIT COMMITTEE CHARTER

I.    PURPOSE

        The Audit Committee shall provide assistance to the Board of Directors in its oversight of:

  (i)
  The quality and integrity of the Company's consolidated financial statements and its internal controls over quarterly and annual financial reporting;

  (ii)
  The Company's compliance with legal and regulatory requirements;

  (iii)
  The qualifications, independence and performance of the independent auditor;

  (iv)
  The audits of the Company and its subsidiaries; and

  (v)
  The performance of the Company's internal audit function.

II.   STRUCTURE AND OPERATIONS

  Composition and Qualifications

        The Committee shall consist of a minimum of three members, each of whom is determined by the Board to be "independent" under the rules of the New York Stock Exchange. All members of the Committee shall have sufficient financial experience and ability to discharge their responsibilities, and at least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC.

  Compensation

        No member of the Committee shall receive compensation other than fees and regular benefits for service as a director of the Company, including reasonable compensation for serving on the Committee.

  Appointment and Removal

        The members of the Committee shall be appointed by the Board and may be removed, with or without cause, by the Board at its discretion.

III.   MEETINGS

        The Committee shall meet with the independent auditors and senior management at least twice a year to review the scope of the annual audit, the audit plan and audit results and to review and discuss such other matters as the Committee, in consultation with senior management and the Company, deems to be necessary and appropriate. The Committee shall also meet with the independent auditors and senior management on a quarterly basis to review the Company's quarterly earnings press releases including the press release reporting full year results and financial statements related thereto. At all meetings the Committee shall meet privately with the independent auditors and separately in executive session. The Committee shall meet more frequently as circumstances dictate. Members of the Committee shall periodically meet separately with senior management, including employees responsible for the internal audit function, financial reporting, taxes and information technology and the independent auditors of the Company.

IV.   RESPONSIBILITIES AND DUTIES

        The Committee shall carry out its responsibilities and duties delegated to it by the Board from time to time. The Committee shall perform its functions as required by applicable laws, rules and regulations including, without limitation, the Sarbanes-Oxley Act and the rules and regulations of the SEC, the New York Stock Exchange and the Public Company Accounting Oversight Board. In the performance of its duties, the Committee shall have the authority to retain and authorize payment of outside legal, accounting and/or other advisors.

  Documents/Reports Review

1.
The Committee shall review with management and the independent auditors, reports on the evaluation of the Company's internal controls for financial reporting and, prior to public dissemination, the Company's annual audited financial statements and unaudited quarterly financial statements to be included in the Company's Form 10-K and 10-Q filings and the related disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Committee shall recommend to the Board whether the Company's annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

2.
The Committee shall review with management and the independent auditors, prior to public dissemination, the Company's earnings press releases, including supporting financial information and shall review any financial information and earnings guidance to be provided to analysts and rating agencies not previously included in earnings press releases or otherwise disclosed to the Committee or the full Board of Directors of the Company. The Committee's review of earnings press releases shall specifically include, as necessary, review of the use of any "pro-forma" or "adjusted" non-GAAP information.

  Independent Auditors

3.
The Committee shall retain, subject to stockholder approval, evaluate and replace, if deemed necessary, the independent auditors. The Committee shall approve all audit engagement fees and terms. The Committee shall also pre-approve all permissible tax and other non-audit services, including fees and terms for such permissible tax and other non-audit services.

4.
The Committee shall review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review, the Committee shall:

a.
Take into account the opinions of senior management and other personnel responsible for the internal controls over financial reporting and internal audit functions of the Company;

b.
Review a report by the independent auditors describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the internal quality control review or peer review of the independent auditor within the five preceding years, or by any inquiry or investigation by governmental or professional authorities, and any steps taken by the independent auditors to deal with any such issues; and (iii) all relationships between the independent auditors and the Company and any other relationships that may affect the auditors' independence;

c.
Ensure the rotation of the lead audit partner at least every five (5) years as well as the rotation of other partners as required.

5.
The Committee shall review and approve the proposed scope of the annual audit of the Company's financial statements, any material changes in the actual scope of the audit and the evaluation of the Company's internal controls for financial reporting.

  Internal Audit Function

6.
The Committee shall review with the Chief Financial Officer and/or such others as the Committee deems appropriate, the Company's internal system of audit and financial controls, the results of internal audits and procedures for maintaining the adequacy and effectiveness of internal controls.

  Financial Reporting Process and Accounting Principles

7.
The Committee shall review with senior management and the independent auditors, at least annually, the integrity of the Company's financial reporting processes, both internal and external, and the selection and quality of the Company's accounting principles.

8.
The Committee shall review with the independent auditors and senior management the effect of all critical accounting policies and practices and all applicable regulatory and accounting standards and principles, as well as any off-balance sheet structures, on the financial statements of the Company.

9.
The Committee shall review with the independent auditors (i) any audit problems or other difficulties encountered by the auditors in the course of the audit process, and (ii) management's responses to such matters. The Committee shall also review with the independent auditors (i) any accounting adjustments that were noted or proposed by the auditors but were determined by management to be immaterial, (ii) all material alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosure and treatments and the treatment preferred by the independent auditors, (iii) reports on the evaluation of the Company's internal controls for financial reporting and (iv) all material written communications between the independent auditors and management; including, but not limited to any "management" or "internal control" letter issued by the independent auditors to the Company.

  Legal Compliance / General

10.
The Committee shall discuss with senior management and the independent auditors the Company's guidelines and policies with respect to risk assessment and risk management, including steps taken by management to monitor and mitigate any known risk.

11.
The Committee shall set clear hiring policies for employees or former employees of the Company's independent auditors.

12.
The Committee shall establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  Reports

13.
The Committee shall prepare a Report on an annual basis for inclusion in the Company's Proxy Statement.

V.     ANNUAL PERFORMANCE EVALUATION

        The Committee shall report its recommendations to the Board as necessary and appropriate. The Committee shall provide the Board with an annual performance self-evaluation. The Committee shall conduct an annual review of the adequacy of this Charter and recommend any proposed changes to the Board for approval.

ANNEX B

THE AMENDED 2004 STOCK OPTION PLAN FOR
DIRECTORS OF AMPHENOL CORPORATION

I.    PURPOSE OF PLAN; DEFINITIONS.

1.1   Purpose.

        The purpose of the 2004 Stock Option Plan for Directors of Amphenol Corporation (the "Plan") is to strengthen Amphenol Corporation, a Delaware corporation (the "Company"), by providing an additional means of attracting, retaining and compensating highly qualified individuals for service as members of the Board of Directors of the Company. The Plan enables non-employee directors to increase their ownership of the Company's common stock, allowing them to have a greater personal financial stake in the Company and underscoring their common interest with stockholders in increasing the value of the Company's common stock in the long term.

1.2   Definitions.

        For purposes of this Plan, the following terms shall be defined as indicated, unless otherwise clearly required by the context in which the term appears:

        "Board of Directors" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Stock" shall mean the authorized and issuable common stock of the Company ($.01 par value).

        "Fair Market Value" shall mean (i) the closing price for the Common Stock on the composite tape of the New York Stock Exchange, (ii) if the stock is no longer listed or admitted to trade on the New York Stock Exchange, the closing price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or (iii) if the Common Stock is no longer listed or admitted to trade on any national securities exchange and if sales prices for the Common Stock are not so furnished through NASDAQ or a similar organization, the fair market value of the Common Stock, as determined in good faith by the Board of Directors or an authorized committee thereof in such manner as it deems appropriate, taking into consideration, among other things, recent sales of the Common Stock.

        "Non-Employee Director" shall mean each member of the Board of Directors who is not a current employee or a current officer of the Company or any of its Subsidiaries.

        "Nonstatutory Options" shall mean an option granted pursuant to the Plan which does not qualify as an incentive stock option under Section 422 of the Code.

        "Option(s)" shall mean option(s) to purchase Common Stock under this Plan.

        "Option Price" shall have the meaning set forth in Section 3.2 hereof.

        "Person" shall mean any individual, partnership, joint venture, corporation, association, trust, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

II.    ADMINISTRATION; PARTICIPATION.

2.1   Administration.

        This Plan shall be administered by the Board of Directors. Subject to the express provisions of this Plan, the Board of Directors shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Board of Directors on the foregoing matters shall be conclusive.

2.2.  Participation.

        All Non-Employee Directors shall be eligible to participate in this Plan.

2.3   Stock Subject to the Plan.

        Subject to Section 4.1 hereof, the stock to be offered under this Plan shall be shares of authorized but unissued Common Stock or Common Stock held in treasury. The aggregate amount of Common Stock to be delivered upon exercise of Options granted under the Plan shall not exceed the sum of 500,000 shares of Common Stock. Such amount of Common Stock is hereby reserved for issuance under this Plan. If any Option shall expire or terminate for any reason without having been fully exercised, the unexercised shares subject thereto shall again be available for the purposes of this Plan.

2.4   Stock Option Agreements.

        Each Option granted pursuant to this Plan shall be evidenced by a written stock option agreement (any of which are at times herein referred to as an "Option Agreement" or, collectively, as "Option Agreements").

III.    OPTIONS.

3.1   Annual Grant of Nonstatutory Options.

        Only Nonstatutory Options may be granted under this Plan. On the first business day following the day of each annual meeting of the stockholders of the Company beginning in 2004, each person who is then a Non-Employee Director shall automatically and without further action by the Board of Directors be granted a Nonstatutory Option to purchase 10,000 shares of Common Stock, subject to adjustment and substitution as set forth in Article IV. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each Non-Employee Director to be granted an Option for 10,000 shares (or the number of adjusted or substituted shares pursuant to Article IV), then each Non-Employee Director shall be granted an Option for a number of whole shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of shares.

3.2   Option Price.

        Except as otherwise provided herein, the purchase price per share of the Common Stock covered by each Option (the "Option Price") shall be one hundred percent (100%) of the Fair Market Value on the date of grant. The Option Price of any share purchased shall be paid in full at the time of each purchase in cash, by check, or, provided that all necessary regulatory approvals have been received, and provided further that the Option Agreement provides for such exercise, the person exercising the Option may deliver in payment of all or a portion of the Option Price certificates for other shares of Common Stock that have been held by such person for at least six (6) months (such other shares shall be valued at the Fair Market Value of such Common Stock as of the date of exercise of the Option).

3.3   Option Period.

        Except as otherwise provided herein or as otherwise determined by the Board of Directors, each Option and all rights or obligations thereunder shall expire on such date as shall be provided in the Option Agreement, but not later than the tenth anniversary of the date on which the Option is granted and shall be subject to earlier termination as hereinafter provided.

3.4   Exercise of Options.

        Each Option shall become vested and exercisable in accordance with the following schedule:

1st anniversary of grant date	33 1/3%
2nd anniversary of grant date	66 2/3%
3rd anniversary of grant date	100%

        Notwithstanding the foregoing, Options shall become fully vested and exercisable upon the holder's permanent disability (as defined in Section 3.7), death or retirement from the Board of Directors. "Retirement" shall mean a Non-Employee Director's resignation or removal from the Board of Directors at any time after he or she has completed five years of service as a Non-Employee Director following the date of the initial Grant of an Option to such Non-Employee Director under the Plan. If an Option holder ceases to be a Director of the Company for any reason other than permanent disability, death or retirement, the Board of Directors, in its discretion, may determine that any outstanding Option shall become fully vested and exercisable.

        If the holder of an Option shall not purchase all of the shares which the holder is entitled to purchase, the holder's right to purchase any shares not so purchased shall continue until the expiration or earlier termination of the holder's Option. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be accumulated in accordance with the previous sentence of this Section 3.4. No fewer than 100 shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the Option. The Board of Directors may impose such conditions or limitations, as shall be specified in the applicable Option Agreement, on the sale or transfer of Common Stock acquired upon exercise of an Option as it may deem necessary or desirable.

        An Option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the Option, together with payment in full of the Option Price made in accordance with Section 3.2 of this Plan and all applicable withholding taxes.

3.5   Nontransferability of Options.

        An Option granted under this Plan shall, by its terms, be nontransferable by the grantee other than by will or the laws of descent and distribution, and shall be exercised during the grantee's lifetime only by the grantee or a duly appointed guardian or personal representative.

3.6   Cessation of Service.

        Except as provided in Sections 3.7, 3.8 and 3.9 hereof, if an Option holder ceases to be a Director of the Company, the Option holder shall have 180 days, or such other period established by the Board of Directors from the date on which such Option holder ceases to be a Director of the Company to exercise his or her option, to the extent, and only to the extent, the Option had become exercisable prior to the date of such cessation of service.

3.7   Permanent Disability of Non-Employee Director.

        If an Option holder is no longer a Non-Employee Director as a result of permanent disability (as defined below), the holder shall have twelve (12) months, or such shorter period as is provided in the Option Agreement, from theà date of cessation of service to exercise his or her Option. The Option shall expire at the end of such 12-month period (or such shorter period as is provided in the Option Agreement or as provided pursuant to Section 3.3 hereof) to the extent not exercised within that period. As used herein, "permanent disability" shall mean the inability of an Option holder by reason of illness or injury to perform substantially all of his or her duties as a Non-Employee Director during any continued period of one hundred eighty (180) days.

3.8   Death of Non-Employee Director.

        If an Option holder dies while a Non-Employee Director of the Company or during the periods described in Section 3.6 or 3.7 hereof, the holder's Option shall be exercisable during the 12-month period, or such shorter period as is provided in the Option Agreement, following the holder's death, by the executor of the holder's will, the administrator of the holder's estate, or as otherwise provided in the Option Agreement, (and not otherwise, regardless of any community property or other interest therein of the spouse of the holder or such spouse's successor in interest), provided that in no event shall the Option be exercised after the period provided for in Section 3.3 hereof. Unless sooner terminated pursuant to the Plan, the Option shall expire at the end of such twelve-month period (or such shorter period as is provided in the Option Agreement or as is provided pursuant to Section 3.3 hereof) to the extent not exercised within that period. In the event that the holder's spouse shall have acquired a community property interest in the Option, the holder, the executor of the holder's will, the administrator of the holder's estate, or such other Person as is otherwise provided in the Option Agreement, may exercise the option on behalf of the spouse of the holder or such spouse's successor in interest.

3.9   Retirement of Non-Employee Director.

        If an Option holder is no longer a Non-Employee Director of the Company due to retirement, the holder's Option shall be exercisable during the 12-month period, or such shorter period as is provided in the Option Agreement, following the holder's retirement, provided that in no event shall the Option be exercised after the period provided in Section 3.3 hereof. The Option shall expire at the end of such 12-month period (or such shorter period as is provided in the Option Agreement or as provided pursuant to Section 3.3 hereof) to the extent not exercised within that period.

IV.    OTHER PROVISIONS.

4.1   Adjustments Upon Changes in Capitalization and Ownership.

        Subject to Section 4.2 below, if the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, combination, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares for which Options may be granted as set forth in Section 2.3 hereof. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised Options or portions thereof, which shall have been granted prior to any such change shall also be made.

        Upon the dissolution or liquidation of the Company, or, subject to Section 4.2 below, upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, in which such surviving corporation (or an affiliate), if applicable, does not assume all obligations of the Company under this Plan and substitute for the unexercised Options granted under the Plan options to purchase securities of such surviving corporation having a value substantially equivalent to or greater than the Common Stock issuable upon exercise of such Options and on terms substantially the same as or better than those granted under the Plan, such Options shall become immediately exercisable upon the occurrence of such an event, but in no event may such Options be exercised after the exercise period specified in each individual Option Agreement.

        Adjustments under this Section 4.1 shall be made by the Board of Directors or an authorized committee thereof, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under this Plan on account of any such adjustment. If for any reason any person becomes entitled to any interest in a fractional share, a cash payment shall be made of an equivalent value of such interest.

4.2   Change of Control.

        (a)   The Board of Directors, in its sole discretion, may determine at the time of (or at any time after) the grant of an Option, that upon a Change of Control of the Company, that any outstanding Option shall become vested and exercisable by the holder thereof upon the terms and conditions of the Plan and the Option Agreement, provided, however, the Board of Directors or an authorized committee thereof may, in its discretion, take one or more of the actions described in Section 4.2(b) in connection with a Change of Control. A "Change of Control" shall mean the occurrence of any of the following events:

          (i)    Upon consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination:

            (A)  the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock of the Company (the "Outstanding Common Stock") and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; and

            (B)  no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of Outstanding Common Stock or Outstanding Voting Securities existed prior to the Business Combination; and

            (C)  at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

          (ii)   If individuals who, as of the Effective Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of (A) an actual or threatened election contest with respect to the election or removal of directors; (B) an actual or threatened solicitation of proxies or consents; or (C) any other actual or threatened action by, or on behalf of, any Person other than the Board of Directors; or

          (iii)  Upon the acquisition after the Effective Date by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Company, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (i) above; or

          (iv)  The consummation of the sale of all or substantially all of the assets of the Company or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        (b)   In the event of a Change of Control, the Board of Directors or an authorized committee thereof may, in its discretion, take one or more of the following actions in connection with a Change of Control.

          (i)    The Board of Directors or an authorized committee thereof may declare that any or all Options shall terminate as of a date to be fixed by the Board of Directors or such committee and may require that the respective holders thereof surrender all or a portion of their unexercised Options for cancellation by the Company prior to such date and, upon such surrender, such holders shall receive (i) the cash, securities or other consideration they would have received had they exercised such Options immediately prior to such Change of Control and had they disposed of their shares of Common Stock issuable upon such exercise in connection with such Change of Control (subject to required deductions and withholdings), minus (ii) an amount of cash or fair market value of securities or other such consideration equal to the Option Price for such Options surrendered; or

          (ii)   The Board of Directors or an authorized committee thereof may declare that, upon the exercise by a holder of any or all Options after a Change of Control in accordance with the provisions of the Plan, such holder shall be entitled to receive only the cash, securities or other consideration he would have been entitled to receive had he exercised such Options immediately prior to such Change of Control and had he disposed of the Common Stock issuable upon such exercise in connection with such Change of Control; or

          (iii)  The Board of Directors or an authorized committee thereof may declare that any or all Options shall terminate as of a date to be fixed by the Board of Directors or such committee and give the holders thereof the right to exercise their Options prior to such date as to all or any part thereof; or

          (iv)  The Board of Directors or an authorized committee thereof may permit the successor corporation to assume the obligations of the Company under the Plan and to substitute for the unexercised Options granted under the Plan options to purchase securities of such successor corporation having a value substantially equivalent to or greater than the Common Stock issuable upon exercise of such Options and on terms substantially the same as or better than those granted under the Plan, all as determined by the Board of Directors or such committee, whereupon all outstanding Options and all future Options granted under the Plan shall thenceforth become options to purchase such securities of such successor corporation on such terms.

4.3   Government Regulations.

        This Plan and the grant and exercise of Options shall be subject to all applicable rules and regulations of governmental authorities.

4.4   Withholding.

        The Company may require, as a condition to (1) issuing or delivering to the holder of an Option shares or certificates evidencing the shares upon exercise of the Option or (2) allowing the transfer of shares subsequent to their issuance to the holder of an Option, that the holder of an Option or other person exercising the Option pay any sums that federal, state, or local tax law requires to be withheld with respect to such exercise or transfer. The Company shall not be obligated to advise any holder of an Option of the existence of the tax or the amount which the Company will be so required to withhold.

4.5   Amendment, Termination, and Reissuance.

        (a)   The Board of Directors may at any time suspend, amend or terminate this Plan (or any part thereof) and, with the consent of the holder of an Option, may make such modifications of the terms and conditions of such holder's Option as it shall deem advisable. No Option may be granted during any suspension of this Plan or after such termination. The amendment, suspension or termination of this Plan shall not, without the consent of the holder of an Option, adversely alter or impair any rights or obligations under any Option theretofore granted under this Plan.

        (b)   In addition to the Board of Directors' approval of any amendment, if the amendment would (i) increase the benefits accruing to participants in this Plan, (ii) increase the aggregate number of shares which may be issued under this Plan, or (iii) modify the requirements of eligibility for participation in this Plan, then such amendment must be approved by the holders of a majority of the Company's outstanding capital stock present, or represented, and entitled to vote at a meeting duly held for the purpose of approving such amendment.

4.6   Privileges of Stock Ownership; Nondistributive Intent.

        The holder of an Option shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued and delivered to him or her. Upon exercise of an Option, unless a registration statement is in effect under the Securities Act of 1933, as amended, relating to the Common Stock issuable upon exercise and there is available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, the Common Stock may be issued to the option holder only if he or she represents and warrants in writing to the Company and its counsel that the shares purchased are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued upon the exercise of any Option unless and until there shall have been full compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agencies having jurisdiction over this Plan (and of any exchanges upon which stock of the Company may be listed).

4.7   Issuance of Stock Certificates.

        Upon exercise of an Option, the person receiving Common Stock shall be entitled to one stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock to the Company in payment of a portion or all of the purchase price of stock purchased upon exercise of an Option, shall be entitled to receive two certificates, one representing a number of shares equal to the number of shares exchanged for the stock acquired upon exercise, and another representing the additional shares acquired upon exercise of the Option.

4.8   Effective Date of this Plan.

        This Plan shall, subject to its adoption by the Board of Directors and the approval by the Company's stockholders in accordance with applicable law and the Company's Certificate of Incorporation, be effective as of May 27, 2004, and amended as of May 21, 2008.

4.9   Expiration.

        Unless previously terminated by the Board of Directors, this Plan shall expire at the close of business on the date that is ten (10) years from the date specified in Section 4.8, and no Option shall be granted under it thereafter, but such expiration shall not affect any Option theretofore granted.

4.10 Governing Law.

        This Plan and the Options issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant Delaware law.

CORPORATION

                      Notice of Annual Meeting
                      and
                      Proxy Statement

                      Annual Meeting of Stockholders, May 21, 2008

                      IMPORTANT: Your proxy is enclosed. Please fill in, date, sign and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

                      Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 21, 2008: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2007 are available at www.edocumentview.com/APH.

002CS-61329

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of two Directors for terms to expire at the 2011 Annual Meeting.

	For	Withhold		For	Withhold
01 - Ronald P. Badie	☐	☐	02 - Dean H. Secord	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as independent public accountants of the Company.	☐	☐	☐	3. Ratification and Approval of The Amended 2004 Stock Option Plan for Directors of Amphenol Corporation.	☐	☐	☐

B.   Non-Voting Items

Change of Address — Please print new address below.

C.   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Amphenol Corporation

The undersigned, revoking previous proxies as relating to these shares, hereby acknowledges receipt of the Notice of 2008 Annual Meeting and Proxy Statement dated April 28, 2008 in connection with the Annual Meeting to be held at 11:00 a.m. on May 21, 2008 at the Corporate Headquarters of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492 and hereby appoints Martin H. Loeffler and Diana G. Reardon, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class A Common Stock of AMPHENOL CORPORATION registered in the name provided herein which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders, and at any adjournment and adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

QuickLinks

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT
RECORD DATE
PROXIES
PRINCIPAL STOCKHOLDERS OF AMPHENOL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1. ELECTION OF DIRECTORS
NOMINEE DIRECTORS FOR ELECTION IN 2008
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.
DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2009
DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2010
THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
REPORT OF THE AUDIT COMMITTEE
AUDIT AND NON-AUDIT FEES
PRE-APPROVAL OF AUDITOR SERVICES
PROPOSAL 2. SELECTION OF INDEPENDENT ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS
COMPENSATION DISCUSSION & ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2007
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED FOR THE 2007 FISCAL YEAR
PENSIONS AND DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
PROPOSAL 3. RATIFY AND APPROVE THE AMENDED 2004 STOCK OPTION PLAN FOR DIRECTORS OF AMPHENOL CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE AMENDED 2004 STOCK OPTION PLAN FOR DIRECTORS OF AMPHENOL CORPORATION.
STOCKHOLDER PROPOSALS
GENERAL AND OTHER MATTERS
ANNEX A
AMPHENOL CORPORATION AUDIT COMMITTEE CHARTER
ANNEX B THE AMENDED 2004 STOCK OPTION PLAN FOR DIRECTORS OF AMPHENOL CORPORATION
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